SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM S-1/A
                                Amendment No. 1

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  INNOVO INC.
                                  -----------
                 (Name of Small Business Issuer in its Charter)

          Florida                          7380                 27-3196410
----------------------------   ----------------------------    -----------------
(State or Other Jurisdiction   (Primary Standard Industrial      (IRS Employer
      of Organization)             Classification Code)        Identification #)

                                                      John J. Geldi, Jr.
      172 Yacht Harbor Dr.                           172 Yacht Harbor Dr.
       Osprey, FL 34229                                Osprey, FL 34229
         941-587-3973                                   941-587-3973
      941-966-9063 (FAX)                             941-966-9063 (FAX)
------------------------------               -----------------------------------
  (Address and telephone of                  (Name, address and telephone number
registrant's executive office)                        of agent for service)

                  Please send copies of all correspondence to:

                                Dennis Brovarone
                                Attorney at Law
                            18 Mountain Laurel Drive
                              Littleton, CO 80127
                     ph 303 466 4092 / mobile 303 589 1388
                                fax 303 466 4826

Approximate date of proposed sale to the public: After this registration statement becomes effective

If the securities being registered herein will be sold by the security shareholders on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933 please check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b2 of the Exchange Act.

Large accelerated filer [ ]                        Accelerated filer         [ ]
Non-accelerated filer   [ ]                        SMALLER REPORTING COMPANY [X]

                        CALCULATION OF REGISTRATION FEE

Title of Each                       Proposed           Proposed
Class of             Amount         Maximum            Maximum        Amount of
Securities to be     to be       Offering Price       Aggregate     Registration
Registered(1)      Registered     Per Unit (2)     Offering Price      Fee (3)
----------------   ----------    --------------    --------------   ------------

Common Stock        3,500,000        $0.0150           $52,500         $3.74
by Company par
value $0.0001

(1) An indeterminate number of additional shares of common stock shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416 under the Securities Act.

(2) The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(3) Calculated in accordance with rule 457 of the Securities Act of 1933 based on the fixed aggregate offering price of the securities being registered.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY THESE SECURITIES AND WE SHALL NOT SELL ANY OF THESE SECURITIES IN ANY STATE WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER SUCH STATE'S SECURITIES LAWS.

                                   PROSPECTUS
                                  INNOVO INC.
                        3,500,000 SHARES OF COMMON STOCK

Prior to this registration there has been no public trading market for the common Stock of INNOVO INC. ("Innovo", the "Company", "us", "we", "our") and it is not presently traded on any market or securities exchange.

SHARES OFFERED                PRICE TO      SELLING AGENT          PROCEEDS TO
BY COMPANY                    PUBLIC        COMMISSIONS            THE COMPANY
------------------------      --------      --------------        --------------
Per Share                     $0.0150       Not applicable           $0.0150
Minimum Purchase                None        Not applicable        Not applicable
Total (3,500,000 shares)      $52,500       Not applicable           $52,500

The Company is offering 3,500,000 shares of common stock to the public as a self-underwritten offering conducted by our sole officer and director on a "best efforts" basis, which means that we will use our best efforts to sell the common stock but there is no commitment by any person to purchase the shares and no guarantee that the shares will be sold. The shares will be offered at a fixed price of $0.0150 per share for the duration of the offering. There is no minimum number of shares required to be sold to close the offering and there will be no refund on sold shares. This offering will continue for the earlier of: (i) 90 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 3,500,000 shares registered hereunder have been sold. However, we may at our discretion extend the offering for an additional 90 days beyond the initial offering period. Proceeds from the sale of the shares will be used to fund the initial stages of our business development. The offering date is the date by which this registration statement becomes effective. This is a direct participation offering since we are offering the stock directly without the participation of an underwriter.

Neither the Securities and Exchange Commission nor any state regulatory authority has approved or disapproved of these securities, endorsed the merits of this offering, or determined that this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Proceeds from this offering will not be held in escrow and will be immediately available for our use, without condition, regardless of the amount of proceeds raised. Because funds will not be held in escrow, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If your funds become part of the bankruptcy estate, you will lose your investment and your funds will be used to pay creditors.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this Prospectus.

We are a development stage company without revenues, insufficient capital for operations, or current plans to begin operations and our auditors have issued a going concern opinion.

AN INVESTMENT IN OUR SECURITIES IS SPECULATIVE. INVESTORS SHOULD BE ABLE TO AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 8 OF THIS PROSPECTUS.

              THE DATE OF THIS PROSPECTUS IS ______________, 2011

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

TABLE OF CONTENTS                                                       PAGE NO.

SUMMARY OF OUR OFFERING........................................................3
SUMMARY OF OUR FINANCIAL INFORMATION...........................................5
BUSINESS SUMMARY...............................................................5
RISK FACTORS...................................................................7
DETERMINATION OF OFFERING PRICE...............................................18
USE OF PROCEEDS...............................................................18
DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES.................................19
THE OFFERING..................................................................20
PLAN OF DISTRIBUTION..........................................................21
DESCRIPTION OF SECURITIES.....................................................22
INTEREST OF NAMED EXPERTS AND COUNSEL.........................................23
BUSINESS DESCRIPTION..........................................................24
LEGAL PROCEEDINGS.............................................................29
DESCRIPTION OF PROPERTY.......................................................29
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS......................29
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
 OPERATIONS...................................................................30
FINANCIAL STATEMENTS.........................................................F-1
         Management Certification..............................................*
         Net Income Per Common Share...........................................*
         Revenue and Cost Recognition..........................................*
MANAGEMENT....................................................................37
CONFLICTS OF INTEREST.........................................................38
COMMITTEES OF THE BOARD OF DIRECTORS..........................................38
EXECUTIVE COMPENSATION........................................................40
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS...............................43
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS..........................43
DISCLOSURE OF COMMISSION'S POSITION ON INDEMNIFICATION FOR SECURITIES ACT
 LIABILITIES..................................................................44
REPORTS TO SECURITY HOLDERS...................................................44
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
 DISCLOSURE...................................................................44
CODE OF BUSINESS CONDUCT AND ETHICS...........................................44
WHERE YOU CAN FIND MORE INFORMATION...........................................45
DEALER PROSPECTUS DELIVERY OBLIGATION.........................................45
STOCK TRANSFER AGENT..........................................................45

                              SUMMARY INFORMATION

This Prospectus, and any supplement to this Prospectus include "forward-looking statements". To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products (acting exclusively as an intermediary) or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as "intends"," anticipates", "believes", "estimates", "projects", "forecasts", "expects","plans" and "proposes". Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the "Risk Factors" section beginning on Page 8 of this Prospectus and the "Management's Discussion and Analysis of Financial Position and Results of Operations" section elsewhere in this Prospectus.

This summary only highlights selected information contained in greater detail elsewhere in this Prospectus. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire Prospectus, including "Risk Factors" beginning on Page 8, and the consolidated financial statements, before making an investment decision.

All dollar amounts refer to US dollars unless otherwise indicated.

                                  OUR OFFERING

We have 9,000,000 shares of common stock issued and outstanding. Through this offering we will register 3,500,000 shares of common stock for offering to the public. These shares represent additional common stock to be issued by us. We will endeavor to sell all 3,500,000 shares of common stock after this registration becomes effective. The price at which we offer these shares is fixed at $0.0150 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. We will receive all proceeds from the sale of the common stock.

SECURITIES BEING OFFERED BY THE         We are offering 3,500,000 shares of
COMPANY.                                common stock, par value $0.0001, in a
                                        direct offering.

OFFERING PRICE PER SHARE                We are offering the 3,500,000 shares of
                                        our common stock at $0.015 per share.

NUMBER OF SHARES OUTSTANDING BEFORE     9,000,000 shares of our common stock are
THE OFFERING OF COMMON SHARES           currently issued and outstanding.

NUMBER OF SHARES OUTSTANDING AFTER      There will be 12,500,000 shares of our
THE OFFERING OF COMMON SHARES           common stock issued and outstanding if
                                        we sell all of the shares that we are
                                        offering.

THE MINIMUM NUMBER OF SHARES TO BE      None.
SOLD IN THIS OFFERING

NO ESCROW OF PROCEEDS                   Because there is no minimum number of
                                        shares required to be sold in order to
                                        close this offering, proceeds from this
                                        offering will not be held in escrow and
                                        will be immediately available for our
                                        use, without condition. Because there
                                        will be no escrow of subscription funds, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors.

MARKET FOR THE COMMON SHARES            There is no established market for the
                                        common stock being registered. We intend to secure a market maker to apply to have our common stock quoted on the OTC
                                        Bulletin Board. This process usually
                                        takes at least 60 days and the
                                        application must be made on our behalf
                                        by a market maker. We have not yet
                                        secured a market maker to file our
                                        application. Furthermore, there can be
                                        no assurance that we will secure a
                                        market maker or that our common stock
                                        will ever become quoted on the OTC
                                        Bulletin Board. The trading of
                                        securities on the OTC Bulletin Board is
                                        often sporadic and investors may have
                                        difficulty buying and selling or
                                        obtaining market quotations, which may
                                        have a depressive effect on the market
                                        price for our common stock. The offering price for the shares will remain $0.015 per share for the duration of the offering.

USE OF PROCEEDS                         We will receive all proceeds from the
                                        sale of the common stock and intend to
                                        use the proceeds from this offering, to
                                        create the business and marketing plan.
                                        We are paying for the expenses of this
                                        offering (estimated at $8,500.00) which
                                        include the preparation of this
                                        prospectus and the filing of this
                                        registration statement.

TERMINATION OF THE OFFERING             This offering will terminate upon the
                                        earlier to occur of (i) 90 days after
                                        this registration statement becomes
                                        effective with the Securities and
                                        Exchange Commission, or (ii) the date on which all 3,500,000 shares registered hereunder have been sold. However, we may, at our discretion, extend the offering for an additional 90 days beyond the initial offering period if any registered securities remain unsold.

TERMS OF THE OFFERING                   Our sole Officer and Director will sell
                                        the common stock upon effectiveness of
                                        this registration statement on a BEST
                                        EFFORTS basis.

You should rely only upon the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. We are offering to sell shares of common stock and seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted.

                      SUMMARY OF OUR FINANCIAL INFORMATION

The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the "Management's Discussion and Analysis of Financial Position and Results of Operations" section and the accompanying financial statements and related notes included elsewhere in this Prospectus.

                                          PERIOD FROM INCEPTION ON
                                             AUGUST 4, 2010 TO
                                              AUGUST 31, 2010
                                                 (AUDITED)
                                                    ($)
                                          ------------------------

         Revenue.......................          $       -
         Expenses......................          $   2,083
         Net Profit (Loss).............          $  (2,083)

         Net Profit (Loss) per share...          $    0.00

                                           AS AT AUGUST 31, 2010
                                                 (AUDITED)
                                                    ($)
                                           ---------------------

         Working Capital (Deficiency)..          $   8,917
                  Total Assets.........          $   8,917
         Total Current Liabilities.....          $   2,000

As indicated in the financial statements accompanying this prospectus, we have had no revenues to date and have incurred only losses since our inception. We have had limited operations and have been issued a "going concern" opinion by our auditor, based upon our reliance on the sale of our common stock as the sole source of funds for our future operations.

                                BUSINESS SUMMARY

We are a development-stage company, incorporated in the State of Florida on August 4, 2010, as a for-profit company, and electing a fiscal year end of August 31. Our business and registered office is located at 172 Yacht Harbor Dr., Osprey, FL 34229. Our telephone number is 941-587-3973 our fax number is 941-966-9063.

We have not established any business operations and have not achieved any revenues. As at August 31, 2010, we had nominal cash assets of $8,917 and had incurred losses of $2,083. Since our incorporation, the development of our business has been limited to organizational matters, the preparation of our business plan, and the preparation of the financial statements and other information presented in this Prospectus. In order to implement our business plan, we anticipate that we will require total financing of $420,000, or $367,500 in addition to the $52,500 in financing that we are seeking to raise through this offering. Our ability to implement our business plan is entirely dependent on our ability to secure sufficient financing; however, there is no guarantee that we will be successful in this regard. Other than the preparation and filing of this offering, we have not taken any steps to secure the balance of the financing that we will require in order to implement our business plan. Furthermore, even if we successfully execute our business plan and establish operations, there is no guarantee that there will be a significant market for our services or that we will achieve significant revenues, if any.

In their audit report dated September 8, 2010; our auditors have expressed an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Because our sole director and officer may be unwilling or unable to loan or advance any additional capital to us, we believe that if we do not raise additional capital within 12 months of the effective date of this registration statement, we may be required to suspend or cease the implementation of our business plan. Due to the fact that there is no minimum investment and no refunds on sold shares, you may be investing in a company that will not have the funds necessary to develop its business strategies. As such we may have to cease operations and you could lose your entire investment.

We intend to offer a charitable fundraising service that will raise money for charities and other non-profit organizations through the subscription based sale and distribution of gourmet food and beverage products. Specifically, we intend to offer subscriptions to individual and corporate consumers for monthly, door to door deliveries of recognized, brand-name, non-perishable or semi-perishable gourmet foods, with a primary focus on roasted coffee beans and ground coffee. We also anticipate that we will offer other household staples, such as loose teas, beverage mixes, syrups, preserves, spices, chocolates and candies, among other items. We believe that offering staple products (acting exclusively as an intermediary), and namely coffee, will encourage regular and ongoing subscriptions. A pre-determined portion of all subscription fees will be allocated to a charity selected by the subscriber from among a number of charities with whom we will endeavor to partner. Importantly, we are not a charity and we do not intend to produce any food or beverage products. Rather we will seek to act exclusively as an intermediary among the public, charities, and food and beverage producers, providing fundraising services through the promotion, sale, and distribution of food products. To this end, we will seek to partner with reputable and well-recognized charities and food and beverage producers in order to leverage the brand strength of these partners for the purposes of marketing and optimizing our services.

We believe that our planned service will benefit any participants involved by providing a valuable distribution and advertising vehicle for food and beverage producers, a regular source of funding and advertising for charitable organizations, and a convenient source of coffee and other gourmet food and beverage products that will appeal to socially-conscious consumers.

In our opinion, with few exceptions, products sold to raise funds for charitable organizations are often generic and do not offer the brand recognition or quality typically sought after by consumers. Our management believes that delivering high value, non-generic consumable products directly to consumers in connection with charitable giving offers an attractive and potentially profitable business model. Furthermore, offering donors convenient monthly delivery of coffee and other staples that they would otherwise need enhances the attractiveness and potential profitability of our business model by encouraging recurring and long-term subscriptions. If implemented, we believe that our business model will provide charitable organizations with a regular, reliable, stream of donations that can reduce fundraising costs while providing a monthly donation stream they can count on.

Importantly, we have not yet taken any steps to identify any potential non-profit clients for our services, or any potential suppliers of the products that we intend to offer, and there is no guarantee that we will be successful in this regard. If we are not successful in securing non-profit clients and quality suppliers, we will be unable to execute our business plan and our business will fail.

We have not generated any revenues to date and our activities have been limited to developing our business plan and the preparation of the information contained in this prospectus. As of the date of this prospectus, we do not have the necessary financing to further develop or execute our business plan and have not taken any steps (other than the preparation of this prospectus) to secure such financing. We estimate that we will require $420,000 in additional financing (which amount includes the $52,500 that we are seeking to raise through this offering) to create our business plan over the next 18 months. Even in the uncertain event that we succeed in securing the financing required to implement our business plan, there is no guarantee that a significant market for our services will develop, if any.

                                  RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business and prospects before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We consider the following to be the material risks for an investor regarding this offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount. Please consider the following risk factors before deciding to invest in our common stock.

Risks Related to our Business
--------------------------------------------------------------------------------

INABILITY TO PARTNER WITH CHARITIES COULD COMPROMISE OUR BUSINESS AND MAY CAUSE OUR BUSINESS TO FAIL.

Our business plan relies in part on our ability to partner with charities. However, we have not identified or secured the participation of any charities with respect to our planned services, and there is no guarantee that we will be successful in this regard. Our failure to obtain charities to partner with could compromise our business and may cause our business to fail.

CHANGES IN FUNDRAISING REGULATIONS AT THE STATE OR FEDERAL LEVEL MAY HAVE A NEGATIVE IMPACT ON OUR BUSINESS.

INNOVO INC plans to operate as a marketing and service provider to charities and other non-profit organizations AND must adhere to various federal, state and local regulations governing the solicitation and collection of charitable donations. We intend to comply with any change in existing regulations regarding the solicitation and collection of charitable donations may restrict our planned operations or even invalidate our business model.

WE HAVE NOT DEVELOPED OUR BUSINESSS PLAN WHICH IS CONTIGENT ON OUR CAPITAL
RAISE.

We have not completed the development of our business plan. The partial creation of our business plan is contingent on raising $52,000 from our initial capital raise and an additional $20,000 from our Phase I capital raise of $180,000. Should we be unable to raise this capital it will delay the development of our business plan.

OUR LACK OF AN OPERATING HISTORY INCREASES THE RISK THAT WE WILL FAIL TO BEGIN OPERATIONS OR TO GENERATE REVENUES OR PROFIT, WHICH COULD RESULT IN THE SUSPENSION OR FAILURE OF OUR BUSINESS.

We were incorporated on August 4, 2010 and we have not established operations or realized any revenues to date. Because we have no operating history, there is no internal or industry-based historical financial data upon which to estimate our planned operating expenses, and no other information upon which an evaluation of our future success or failure can be made. Our ability to establish operations and to generate revenues or profit is dependent upon our ability to adequately gauge our future operating costs, to raise sufficient financing to execute our business plan, and to successfully sell our services. We estimate that we will require at least $420,000 to establish operations, which amount includes the $52,500 we are seeking to raise through this offering. However, our estimate in this regard may be inadequate. Finally, even if we succeed in establishing operations, there is no assurance that a significant market for our services will develop, if at all.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues may cause us to go out of business, which could result in the complete loss of your investment.

BECAUSE OUR CURRENT OFFICER AND DIRECTOR DOES NOT HAVE SIGNIFICANT EXPERIENCE IN STARTING A FOOD AND BEVERAGE DISTRIBUTION SERVICE FOR CHARITABLE FUNDRAISING, AND BECAUSE WE LACK CUSTOMERS AND SUPPLIERS, OUR BUSINESS HAS AN INCREASED RISK OF FAILURE.

Our Chief Executive Officer and does not have experience in developing a company in the food and beverage sales and distribution industry. Additionally, we currently have no contracts or agreements with customers, suppliers or manufacturers of our intended products. Therefore, without this experience, contracts or suppliers, our management's business experience may be insufficient to effectively establish and maintain our company. As a result, the implementation of our business plan may be delayed, or eventually, unsuccessful, which could result in the complete loss of your investment.

BECAUSE OUR BUSINESS PLAN RELIES IN PART ON OUR ABILITY TO DISTRIBUTE RECOGNIZED, BRAND-NAME FOOD AND BEVERAGE PRODUCTS, OUR FAILURE TO OBTAIN SUPPLIERS OF SUCH PRODUCTS WOULD COMPROMISE OUR BUSINESS AND MAY CAUSE OUR BUSINESS TO FAIL.

To a large extent, our business plan relies on our ability to distribute recognized, brand-name food and beverage products in order to distinguish ourselves from competitors who we believe rely for the most part on generic goods for there fundraising efforts. However, our ability to identify, secure and pay suppliers of such products is unproven and we have taken no steps to secure any suppliers or to raise the funds that we will require to purchase their products. Accordingly, there is significant risk that we will be unsuccessful in obtaining quality products for distribution, which would cause our business to fail.

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, WE MUST LIMIT OUR MARKETING ACTIVITIES. AS A RESULT, OUR SALES MAY BE INSUFFICENT TO OPERATE PROFITABLY. IF WE DO NOT GENERATE PROFIT, WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS.

We intend to generate revenue through the sale of our subscriptions to our food and beverage delivery service. Due to the fact we are small and do not have significant capital or assets, we have limited resources to dedicate toward marketing activities necessary to attract potential customers. Because the scope of our marketing activities will be limited, we may not be able to generate enough sales to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

OUR OPERATING RESULTS MAY PROVE UNPREDICTABLE WHICH COULD NEGATIVELY AFFECT OUR REVENUES AND PROFIT.

Our operating results are likely to fluctuate significantly in the future due to a variety of factors over which we have little or no control. Factors that may cause our operating results to fluctuate significantly include: our inability to generate enough working capital from future equity sales; the level of commercial acceptance by consumers of our service and products; the amount and timing of operating costs and capital expenditures relating to expansion of our business, operations and infrastructure; and general economic conditions.

Any of these risks, if realized, could have a material adverse effect on our business, financial condition and operating results.

OUR SOLE OFFICER AND DIRECTOR MAY NOT BE IN A POSITION TO DEVOTE A MAJORITY OF HIS TIME TO OUR OPERATIONS, WHICH MAY RESULT IN PERIODIC INTERRUPTIONS AND EVEN BUSINESS FAILURE.

Mr. Geldi, our sole officer and director, has other outside business activities and currently devotes approximately 10-25 hours per week to our operations. Our operations may be sporadic and occur at times which are not convenient to Mr. Geldi, which may result in periodic interruptions or suspensions of our business plan. Such delays could have a significant negative effect on the success of our business.

KEY MANAGEMENT PERSONNEL MAY LEAVE OUR COMPANY, WHICH COULD ADVERSELY AFFECT THE ABILITY OF THE COMPANY TO CONTINUE OPERATIONS.

Because we are entirely dependent on the efforts of our sole officer and director and officer, his departure or the loss of other future key personnel could have a material adverse effect on our business. We intend to make all commercially reasonable efforts to maintain or replace key personnel as required, there is no guarantee that we will be successful in this regard, especially in light of our limited financial means. Additionally, we do not maintain key person life insurance on our sole officer and director. If we are unable to maintain the personnel required to carry on our business, we will be forced to discontinue our operations and you may lose you entire investment. At this time, we have not entered into any employment agreements with our sole officer and director. If there is sufficient cash flow available from our future operations, we may enter into employment agreements with our sole officer and director or future key staff members.

IF OUR COMPANY IS DISSOLVED, IT IS UNLIKELY THAT THERE WILL BE SUFFICIENT ASSETS REMAINING TO DISTRIBUTE TO OUR SHAREHOLDERS, CAUSING INVESTORS TO LOSE THEIR ENTIRE INVESTMENT.

In the event of the dissolution of our company, the proceeds realized from the liquidation of our assets, if any, would be used primarily to pay the claims of our creditors, if any, before there could be any distribution to the shareholders. In that case, the ability of purchasers of the offered shares to recover all or any portion of the purchase price for the offered shares will depend on the amount of funds realized and the claims to be satisfied therefrom.

WE HAVE A LIMITED KNOWLEDGE OF THE INDUSTRY IN WHICH WE SEEK TO COMPETE, WHICH PLACES US AT A COMPETITIVE DISADVANTAGE AND MAY CAUSE OUR BUSINESS TO FAIL.

Our sole Officer and Director has only limited knowledge of the demographic and market factors at play in the food and beverage distribution industry. Accordingly, we will be at a disadvantage in relation to our competitors with respect to our ability to tailor our business strategy to industry trends and forecasts. Ultimately, our failure to adjust to industry trends and forecasts may prevent us from establishing a significant market for our services or cause our business to fail.

IF WE ARE UNABLE TO LAUNCH OUR SERVICES, GAIN ANY SIGNIFICANT MARKET ACCEPTANCE FOR OUR SERVICES, OR TO ESTABLISH A SIGNIFICANT MARKET PRESENCE, WE MAY BE UNABLE TO GENERATE SUFFICIENT REVENUE TO CONTINUE OUR BUSINESS.

Our growth strategy is substantially dependent upon our ability to launch our services and market them successfully to prospective customers. However, we may fail to launch our planned services or to achieve significant acceptance of our services. If we succeed in launching our services and gaining market accepts, that acceptance may not be sustained for any significant period of time. Failure to establish our services or to achieve or sustain market acceptance will have a material adverse effect on our business, financial conditions and the results of our operations, and may force us to discontinue our operations.

MANAGEMENT'S ABILITY TO IMPLEMENT OUR BUSINESS STRATEGY MAY BE SLOWER THAN EXPECTED AND WE MAY BE UNABLE TO GENERATE A PROFIT.

Our business strategy is subject to significant risks which you should carefully consider before purchasing the shares we are offering. These risks include, among others: (i)our lack of assets; (ii) our unproven ability to secure the financing that we will require; (iii) our unproven ability to secure non-profit customers for our services; (iv) our unproven ability to secure suppliers of the goods that we wish to distribute; (v)our unproven ability to market and sell the products that we intend to distribute, and (iv) our unproven ability to predict and manage the pace our business development in light of fluctuating economic and competitive conditions.

We plan on using our best efforts to achieve our the goals contained in our business plan and to provide our planned services in a diligent manner, we may fail in this regard, or our services and products may be slow to achieve profitability, or fail become profitable at all, which will result in losses and. There can be no assurance that we will succeed in any of our planned endeavors. We may be entirely unable to enter into our intended markets or to enter into them in an expedient or effective manner, which would cause our business to fail.

IF WE ARE UNABLE TO MANAGE THE GROWTH OF OUR BUSINESS, OUR BUSINESS COULD BE NEGATIVELY IMPACTED.

Since our inception on August 4, 2010 to August 31, 2010, we have spent a total of $2,083 on start-up costs. We have not generated any revenue from our business operations. All proceeds currently held by us are the result of the sale of our common stock to our sole Director and Officers. These factors cast significant doubt on our ability to grow our business and to continue operations. However, in the uncertain event that we experience significant growth in the foreseeable future, such growth may place a significant strain on our management, and on our financial, operating and technical resources. Our failure to manage growth effectively could have a material adverse effect on our Company's financial condition or our results of operations.

WE MAY BE UNABLE TO DISTINGUISH OUR COMPANY AND SERVICES IN THE MARKET IN WHICH WE ARE SEEKING TO COMPETE AND MAY BE UNABLE TO ATTRACT ENOUGH CUSTOMERS TO OPERATE PROFITABLY, WHICH COULD CAUSE US TO SUSPEND OR CEASE OPERATIONS.

We intend that our planned services and products will appeal to charitable and non-profit organizations. However, if we are unable to structure and market our services in an innovative way to potential customers, they may not purchase our services. If we are unsuccessful in distinguishing our planned services and are unable to attract sufficient customers, we will likely be forced to suspend or cease operations.

WE MAY BE UNABLE TO MAKE NECESSARY ARRANGEMENTS WITH CHARITIES, SUPPLIERS AND/OR SUBSCRIBERS AT ACCEPTABLE COST, WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS ENTIRELY WHICH COULD RESULT IN A TOTAL LOSS OF YOUR INVESTMENT.

Because we are a small business with limited assets we are not in a position to assume unanticipated costs and expenses. If we have to make changes in our structure or are faced with circumstances that are beyond our ability to afford, suppliers, charities and subscribers costs we may have to suspend operations or cease operations entirely which could result in a total loss of your investment.

COMPETITORS MAY ENTER OUR INDUSTRY SECTOR WITH SUPERIOR RESOURCES, SERVICES OR PRODUCTS, INFRINGING ON OUR CUSTOMER BASE, AND AFFECTING OUR BUSINESS ADVERSELY.

We believe that we have identified a market opportunity for our services. However, even in the uncertain event that our assessment is accurate, competitors may enter our targeted market sector with resources, services or products superior and more competitive to our own. This would infringe on our customer base, and have a significant adverse affect upon our business and the results of our operations, potentially causing our business to fail.

WE DO NOT HAVE ANY INDEPENDENT DIRECTORS AND THE COMPANY HAS NOT VOLUNTARILY IMPLEMENTED VARIOUS CORPORATE GOVERNANCE MEASURES, IN THE ABSENCE OF WHICH, STOCKHOLDERS MAY HAVE MORE LIMITED PROTECTIONS AGAINST INTERESTED DIRECTOR TRANSACTIONS, CONFLICTS OF INTEREST AND SIMILAR MATTERS.

Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors' independence, audit committee oversight, and the adoption of a code of ethics. Our Board of Directors is comprised of one individual who is also our executive officer. Our executive officer makes decisions on all significant corporate matters such as the approval of terms of the compensation of our executive officer and the oversight of the accounting functions.

Although we have adopted a Code of Ethics and Business Conduct, we have not yet adopted any of these other corporate governance measures and, since our securities are not yet listed on a national securities exchange, we are not required to do so. We have not adopted corporate governance measures such as an audit or other independent committees of our board of directors as we presently do not have any independent directors. If we expand our board membership in future periods to include additional independent directors, we may seek to establish an audit and other committees of our board of directors. It is possible that if our Board of Directors included independent directors and if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

SINCE OUR SOLE OFFICER AND DIRECTOR CURRENTLY OWNS 100% OF OUR OUTSTANDING COMMON STOCK, INVESTORS MAY FIND THAT HIS DECISIONS ARE CONTRARY TO THEIR INTERESTS AND YOU SHOULD NOT PURCHASE SHARES UNLESS YOU ARE WILLING TO ENTRUST ALL ASPECTS OF MANAGEMENT TO OUR SOLE OFFICER AND DIRECTOR, OR HIS SUCCESSORS.

Our sole officer and director, John J. Geldi, Jr, owns 9,000,000 shares of our common stock representing 100% of our outstanding stock. Mr. Geldi will own 9,000,000 shares of our common stock after this offering is completed representing 72% of our outstanding securities, assuming all securities being registered are sold, 77.4% of our outstanding shares assuming 75% of the securities are sold, 83.7%. of our outstanding shares assuming 50% of the securities are sold, and 91.1% of our outstanding shares assuming that 25% of the securities are sold .. As a result, he will have control of our company even if the full offering is subscribed for and be able to choose all of our directors. His interests may differ from the ones of other stockholders. Factors that could cause his interests to differ from the other stockholders include the impact of corporate transactions on the timing of business operations and his ability to continue to manage the business given the amount of time he is able to devote to us.

All decisions regarding the management of our affairs will be made exclusively by him. Purchasers of the offered shares may not participate in our management and, therefore, are dependent upon his management abilities. Our sole officer and director will use his discretion in executing the business affairs, fiduciary obligation and business integrity. Such discretionary powers include, but are not limited to, decisions regarding all aspects of business operations, corporate transactions and financing. Mr. Geldi also has the ability to accomplish or ratify actions at the shareholder level which would otherwise implicate his fiduciary duties if done as one of the members of our board of directors.

Accordingly, no person should purchase the offered shares unless willing to entrust all aspects of management to the sole officer and director, or his successors. Potential purchasers of the offered shares must carefully evaluate the personal experience and business performance of our management.

OUR SOLE OFFICER AND DIRECTOR HAS THE POWER TO DETERMINE HIS OWN COMPENSATION, WHICH MEANS HE MAY PROVIDE COMPENSATION FOR HIMSELF THAT EXCEEDS THE VALUE OF HIS CONTRIBUTION OR THAT IS CONTRARY TO THE INTERESTS OF OUR COMPANY OR ITS SHAREHOLDERS.

Our sole Officer and Director, John J. Geldi, Jr., owns 9,000,000 shares of common stock representing 100% of our outstanding stock. Mr. Geldi, will own 9,000,000 shares of our common stock after this offering is completed representing 72% of our outstanding shares assuming the entire offering is sold, 77.4% of our outstanding shares assuming 75% of the offering is sold, 83.7%. of our outstanding shares assuming 50% of the offering is sold, and 91.1% of our outstanding shares assuming that 25% of the offering is sold. As a result, he will have control of us even if the entire offering is sold and will be able to choose all of our directors and set his own salary. Mr. Geldi does not currently receive compensation for his services to the Company, although he expects to draw a salary in the future if our business becomes established. Mr. Geldi anticipates that a number of factors will influence his compensation at any given time, including the financing available to us, the size of our operations, the availability of affordable and qualified labor, and Mr. Geldi's own personal availability and employment status. For example, if we are unable to identify or to adequately compensate an employee or consultant to provide day to day management of our operations, Mr. Geldi may determine that it is in our best interest for him to perform such management services and to receive a salary commensurate with that work. In any case, Mr. Geldi expects to receive compensation that is in keeping with the size of our Company and the market value of any services he may provide to our Company from time to time. Such compensation may range in value from $35,000 per year to $100,000 dollars per year or more. Nevertheless, because all decisions regarding the determination of Mr. Geldi's compensation will be made exclusively by him, there is no assurance that his compensation will be in keeping with the market value of his services, or in keeping with the best interests or our Company or its shareholders.

Risks Related To Our Financial Condition
----------------------------------------

THERE IS SUBSTANTIAL UNCERTAINTY ABOUT OUR ABILITY TO CONTINUE OUR OPERATIONS AS A GOING CONCERN.

In their audit report dated September 8, 2010; our auditors have expressed an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Because our sole officer may be unwilling or unable to loan or advance any additional capital to us, we believe that if we do not raise additional capital within 18 months of the effective date of this registration statement, we may be required to suspend or cease the creation/implementation of our business plan. Due to the fact that there is no minimum investment and no refunds on sold shares, you may be investing in a company that will not have the funds necessary to develop its business strategies. As such we may have to cease operations and you could lose your entire investment. See the "August 31, 2010 Audited Financial Statements - Auditors Report". Because we have been issued an opinion by its auditor that substantial doubt exists as to whether we can continue as a going concern it may be more difficult to attract investors.

THE ENACTMENT OF THE SARBANES-OXLEY ACT MAY MAKE IT MORE DIFFICULT FOR US TO RETAIN OR ATTRACT OFFICERS AND DIRECTORS, WHICH COULD INCREASE OUR OPERATING COSTS OR PREVENT US FROM BECOMING PROFITABLE.

The Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") was enacted in response to public concern regarding corporate accountability in the wake of a number of accounting scandals. The stated goals of the Sarbanes-Oxley Act are to increase corporate responsibility, provide enhanced penalties for accounting and auditing improprieties at publicly traded companies and protect investors by improving the accuracy and reliability of corporate disclosure pursuant to applicable securities laws. The Sarbanes-Oxley Act applies to all companies that file or are required to file periodic reports with the SEC under the Securities Exchange Act of 1934 (the "Exchange Act"). Upon becoming a public company, we will be required to comply with the Sarbanes-Oxley Act. Since the enactment of the Sarbanes-Oxley Act has resulted in the imposition of a series of rules and regulations by the SEC that increase the responsibilities and liabilities of directors and executive officers, the perceived increased personal risk associated with these changes may deter qualified individuals from accepting such roles. Consequently, it may be more difficult for us to attract and retain qualified persons to serve as our directors or executive officers, and we may need to incur additional operating costs. This could prevent us from becoming profitable.

SINCE WE ANTICIPATE THAT OUR OPERATING EXPENSES WILL INCREASE PRIOR TO EARNING REVENUE, WE MAY NEVER ACHIEVE PROFITABILITY

We anticipate an increase in our operating expenses, without realizing any revenues from the sale of our products. Within the next 18 months, we will have costs related to (i) creating a business and marketing plan, (ii) initiation of our sales and marketing campaign, (iii) administrative expenses and (iv) the expenses of this offering.

There is no history upon which to base any assumption as to the likelihood that we will prove successful. We cannot provide investors with any assurance that our services or products will attract customers; generate any operating revenue or ever achieve profitable operations. If we are unable to address these risks, there is a high probability that our business can fail, which will result in the loss of your entire investment.

IF WE CANNOT SECURE ADDITIONAL CAPITAL, OR IF AVAILABLE CAPITAL IS TOO EXPENSIVE, OUR BUSINESS WILL FAIL.

We require $52,500 to help create our business and marketing plan. This amount includes the $8,500 required for offering expense. We will require additional funding of approximately $420,000 (including the $52,500 that we are seeking to raise through this offering) to fully execute our business plan and to bring our services and products to the marketplace. We intend to accomplish this in two phases. Phase One will require additional funding of $180,000 to create and start to implement the business plan (0-9 Months). Phase Two will require additional funding of $240,000 (9-18 Months) to execute our marketing and sales strategy. As of August 31, 2010, we had cash on hand of $8,912.

No assurance can be given that we will obtain access to capital markets in the future or that adequate financing to satisfy the cash requirements of implementing our business strategies will be available on acceptable terms. Our inability to gain access to capital markets or obtain acceptable financing could have a material adverse effect upon the results of its operations and its financial conditions.

If we are not successful in earning revenue once we have started our sales activity, we may require additional financing to sustain our business operations. Currently, we do not have any arrangements for financing and can provide no assurances to investors that we will be able to obtain any when required. Obtaining additional financing would be subject to a number of factors, including our sales results. These factors may have an affect on the timing, amount, terms or conditions of additional financing and make such additional financing unavailable to us.

WE DO NOT HAVE SUFFICIENT CAPITAL TO CONTINUE MAINTAINING OUR REPORTING STATUS.

The cost of maintaining our reporting status with the SEC, which consists of ongoing accounting, legal, and filing fees and expenses, may vary substantially in correlation with our level of activity from time to time. Nevertheless, we estimate that we will require between $500 and $5,000 or more over the next twelve months (in addition to the $8,500 costs we will incur in connection with this offering) to maintain our reporting status with the SEC based on a low to moderate level of activity. As of the date of this Prospectus, the current funds available to us will not be sufficient to continue maintaining our reporting status with the SEC. Our management believes that if we cannot maintain our reporting status with the SEC we will have to cease all efforts directed towards developing our company. As such, any investment in our Company may be lost in its entirety.

ADVERSE DEVELOPMENTS IN THE GLOBAL ECONOMY RESTRICTING THE CREDIT MARKETS MAY MATERIALLY AND NEGATIVELY IMPACT OUR BUSINESS.

The recent downturn in the world's major economies and the constraints in the credit markets have heightened or could continue to heighten a number of material risks to our business, cash flows and financial condition, as well as our future prospects. Continued issues involving liquidity and capital adequacy affecting lenders could affect our ability to access credit facilities or obtain debt financing and could affect the ability of lenders to meet their funding requirements when we need to borrow. Further, in the uncertain event that a public market for our stock develops, the volatility in the equity markets may make it difficult in the future for us to access the equity markets for additional capital at attractive prices, if at all. The current credit crisis in Greece, for example, and concerns over debt levels of certain other European Union member states, has increased volatility in global credit and equity markets. If we are unable to obtain credit or access capital markets, our business could be negatively impacted. For example, we may be unable to raise all or a portion the $420,000 that we estimate we will require to launch our business (which amount includes the $52,500 we aim to raise in this offering). See the above risk factor entitled "IF WE CANNOT SECURE ADDITIONAL CAPITAL, OR IF AVAILABLE CAPITAL IS TOO EXPENSIVE, OUR BUSINESS WILL FAIL".

Risks Related To This Offering
------------------------------

BECAUSE THERE IS NO PUBLIC TRADING MARKET FOR OUR COMMON STOCK, YOU MAY NOT BE ABLE TO RESELL YOUR STOCK

There is currently no public trading market for our common stock. Therefore, there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do wish to resell your shares, you will have to locate a buyer and negotiate your own sale. As a result, you may be unable to sell your shares, or you may be forced to sell them at a loss.

We intend to apply to have our common stock quoted on the OTC Bulletin Board. This process usually takes at least 60 days and the application must be made on our behalf by a market maker. We have not yet identified a market maker willing to file our application. Furthermore, there can be no assurance that we will secure a market maker or that our common stock will ever become quoted on the OTC Bulletin Board.

Even if out stock becomes quoted on the OTC Bulletin Board, we cannot assure you that there will be a market in the future for our common stock. The trading of securities on the OTC Bulletin Board is often sporadic and investors may have difficulty buying and selling our shares or obtaining market quotations for them, which may have a negative effect on the market price of our common stock. You may not be able to sell your shares at their purchase price or at any price at all. Accordingly, you may have difficulty reselling any shares you purchase in this offering.

INVESTING IN OUR COMPANY'S BUSINESS PLAN IS HIGHLY SPECULATIVE AND MAY RESULT IN AN IMMEDIATE LOSS BECAUSE BUYERS WILL PAY MORE FOR OUR COMMON STOCK THAN THE PRO RATA PORTION OF THE ASSETS ARE WORTH.

We have only been recently formed and have only a limited operating history, nominal assets and no earnings. Therefore, the price of the offered shares is not based on any data or analysis. The offering price and other terms and conditions regarding our shares have been arbitrarily determined and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. No investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

The arbitrary offering price of $0.0150 per common share as determined herein is substantially higher than the net tangible book value per share of our common stock. Our assets do not substantiate a share price of $0.0150. This premium in share price applies to the terms of this offering. The offering price will not change for the duration of the offering, even if our common stock becomes quoted on the OTC Bulletin Board and a public market for our shares develops during the term of the offering.

BECAUSE WE HAVE 100,000,000 AUTHORIZED SHARES, MANAGEMENT COULD ISSUE ADDITIONAL SHARES, DILUTING THE CURRENT SHARE HOLDERS' EQUITY.

We have 100,000,000 authorized common shares, of which only 9,000,000 are currently issued and outstanding, and only between 9,000,000 and 12,500,000 will be issued and outstanding upon completion of this offering. Our management could, without the consent of the existing shareholders, issue substantially more common shares, causing a large dilution in the equity position of our current shareholders. Additionally, large share issuances would generally have a negative impact on our share price. It is possible that, due to one or more additional share issuances, you could lose a substantial portion, or all, of your investment.

BECAUSE WE PLAN TO OBTAIN $367,500 IN ADDITIONAL FINANCING, MANAGEMENT MAY ISSUE ADDITIONAL SHARES OF OUR COMMON STOCK, DILUTING THE CURRENT SHARE HOLDERS' EQUITY.

We estimate that we will require a minimum of $367,500 in addition to the maximum possible proceeds from this offering ($52,500) in order to implement our business plan. Accordingly, it is very likely that we will be required to issue or to pledge shares of our common stock or other securities of our own issue in order to secure such financing. Any shares of common stock that we issue in this regard will cause immediate and potentially large dilution in the equity position of purchasers of securities in this offering.

AS WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT WITH SUBSCRIPTIONS FOR INVESTORS, IF WE FILE FOR OR ARE FORCED INTO BANKRUPTCY PROTECTION, INVESTORS WILL LOSE THE ENTIRE INVESTMENT.

Invested funds for this offering will not be placed in an escrow or trust account and if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors.

WE DO NOT ANTICIPATE PAYING DIVIDENDS IN THE FORESEEABLE FUTURE, SO THERE WILL BE LESS WAYS IN WHICH YOU CAN MAKE A GAIN ON ANY INVESTMENT IN US.

We have never paid dividends and do not intend to pay any dividends for the foreseeable future. To the extent that we may require additional funding currently not provided for in our financing plan, our funding sources may prohibit the declaration of dividends. Because we do not intend to pay dividends, any gain on your investment will need to result from an appreciation in the price of our common stock. There will therefore be fewer ways in which you will be able to make a gain on your investment.

IN THE EVENT THAT OUR SHARES ARE TRADED, THEY MAY TRADE UNDER $5.00 PER SHARE AND THUS WILL BE A PENNY STOCK. TRADING IN PENNY STOCKS HAS MANY RESTRICTIONS AND THESE RESTRICTIONS COULD SEVERELY AFFECT THE PRICE AND LIQUIDITY OF OUR SHARES.

In the event that our shares are traded, and our stock trades below $5.00 per share, our stock would be known as a "penny stock", which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the "SEC") has adopted regulations which generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a "penny stock". A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser's written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the "penny stock" rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

SINCE OUR SOLE OFFICER AND DIRECTOR CURRENTLY OWNS 100% OF THE OUTSTANDING COMMON STOCK, INVESTORS MAY FEEL THAT HIS DECISIONS ARE CONTRARY TO THEIR INTERESTS.

The Company's sole officer and director, Mr. John J. Geldi, Jr., owns 100% of the outstanding shares and will own no less than 72% after this offering is completed. For example, if 50% of the offering is sold, Mr. Geldi will retain 84% of the shares outstanding. As a result, he will maintain control of the Company and be able to choose all of our directors. His interests may differ from those of other stockholders. Factors that could cause his interests to differ from the other stockholders include the impact of corporate transactions on the timing of business operations and his ability to continue to manage the business given the amount of time he is able to devote to the Company.

FINANCIAL INDUSTRY REGULATORY AUTHORITY ("FINRA") SALES PRACTICE REQUIREMENTS MAY ALSO LIMIT YOUR ABILITY TO BUY AND SELL OUR COMMON STOCK, WHICH COULD DEPRESS THE PRICE OF OUR SHARES.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

YOU MAY FACE SIGNIFICANT RESTRICTIONS ON THE RESALE OF YOUR SHARES DUE TO STATE "BLUE SKY" LAWS.

Each state has its own securities laws, often called "blue sky" laws, which
(1)limit sales of securities to a state's residents unless the securities a reregistered in that state or qualify for an exemption from registration, and
(2)govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. The applicable broker-dealer must also be registered in that state.

We do not know whether our securities will be registered or exempt from registration under the laws of any state. A determination regarding registration will be made by those broker-dealers, if any, who agree to serve as market makers for our common stock. We have not yet applied to have our securities registered in any state and will not do so until we receive expressions of interest from investors resident in specific states after they have viewed this Prospectus. We will initially focus our offering in the state of Florida and will rely on exemptions found in section 517.061 of the Florida Securities and Investor Protection Act. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities. You should therefore consider the resale market for our common stock to be limited, as you may be unable to resell your shares without the significant expense of state registration or qualification.

                        DETERMINATION OF OFFERING PRICE

The offering price for the shares in this offering was arbitrarily determined. In determining the initial public offering price of the shares we considered several factors including the following:

      o  our start up status;

      o  our new business structure, lack of operations and lack of client base;

      o prevailing market conditions, including the history and prospects for our industry;

      o the majority of food and beverage distribution companies and charitable fundraising companies are not public and market conditions tend to be harder on new businesses;

      o  our future prospects and the experience of our management; and

      o  our capital structure;

Therefore, the public offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering.

                                USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.0150. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by us.

This offering is on a "best-efforts" basis, the offering scenarios presented are for illustrative purposes only; and the actual amount of proceeds, if any, may differ.

                                  USE OF PROCEEDS TABLE
                                        IF 25% OF    IF 50% OF    IF 75% OF    IF 100% OF
                                       SHARES SOLD  SHARES SOLD  SHARES SOLD  SHARES SOLD
                                       -----------  -----------  -----------  -----------
 GROSS PROCEEDS FROM THIS OFFERING ..  $    13,125  $    26,250  $    39,375  $    52,500
           LESS: OFFERING EXPENSES
                   Accounting fees ..        2,500        2,500        2,500        2,500
                        Legal fees ..        4,000        4,000        4,000        4,000
                          Printing ..          250          250          250          250
                    Transfer Agent ..        1,750        1,750        1,750        1,750

                             TOTAL ..  $     8,500  $     8,500  $     8,500  $     8,500
LESS PUBLIC COMPANY REPORTING COST ..        2,625        2,625        2,625        2,625
LESS:BUSINESS PLAN DEVELOPMENT ......        2,000       15,125       28,250       41,375

        Working Capital .............            0            0            0            0

                            TOTALS ..  $    13,125  $    26,250  $    39,375  $    52,500

Business Plan Development

We intend to conduct an investigation to determine the charitable organizations, suppliers/distributors of various products and subscribers for our services. The level of effort in this investigation increases as the offering proceeds increases. See page 30 phase 1 milestone "Complete Business and Marketing Plan" intended completion additional $20,000 (The total amount to complete the business plan development we estimate to be $61,375 or the $41,375 plus the $20,000).

Even if we are able to sell all of the securities being offered in this Prospectus, we will still require an additional $367,500 (or $420,000 in total) to cover our anticipated expenses over the next 18 months. Please review our disclosure titled "Plan of Operations" in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" elsewhere in this Prospectus. Please note that we have not taken any steps to identify sources of the additional financing that we will required and there can be no assurance that we will be able to obtain such financing.

If we are only able to sell less than 25% of the securities we are offering, substantially all of the funds raised by this offering will be spent on assuring that we meet our corporate and continuous disclosure obligations so that we remain in good standing with the State of Florida and maintain our status as a reporting issuer with the SEC.

                 DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

The price of the current offering is fixed at $0.0150 per share. This price is significantly greater than the price paid by our sole officer and director for our common equity since our inception on August 4, 2010. Our sole officer and director paid $ 0.001 per share, a difference of $0.0140 per share lower than the share price in his offering.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

EXISTING STOCKHOLDERS IF ALL OF THE SHARES ARE SOLD

Price per share....................................................  $     0.015
Net tangible book value per share before offering..................  $     0.001
Net tangible book value per share after offering...................  $     0.004
Increase to present stockholders in tangible book value
 Per share after offering..........................................  $     0.003

Net Capital contributions by new stockholders......................  $    52,500
Capital contribution by officer & director in August 2010..........  $     9,000
Number of shares outstanding before the offering...................    9,000,000
Number of shares after offering held by existing stockholder.......    9,000,000
Percentage of ownership after offering.............................        72.0%

DILUTION TO NEW SHAREHOLDERS                    PERCENTAGE OF SHARES SOLD
----------------------------            ----------------------------------------
                                          25%        50%        75%        100%
                                        -------    -------    -------    -------
Per share offering price ............   $0.015     $0.015     $0.015     $0.015
Net tangible book value per Share
 before offering ....................   $0.0008    $0.0008    $0.0008    $0.0008
Net tangible book value per Share
 after offering .....................   $0.0012    $0.0023    $0.0033    $0.0041
Increase in book value attributable
 to new shareholders ................   $0.0004    $0.0015    $0.0025    $0.0033
Dilution to new shareholders ........   $0.0138    $0.0127    $0.0117    $0.0109

                                  THE OFFERING

We are registering 3,500,000 shares of our common stock for offer and sale at $0.0150 per share.

There is currently no active trading market for our common stock, and such a market may not develop or be sustained. We currently plan to have our common stock listing on the OTC Bulletin Board, subject to the effectiveness of this Registration Statement. In addition, a market maker will be required to file a Form 211 with the Financial Industry Regulatory Authority (FINRA) and FINRA has to clear the Form 211 before the market maker will be able to make a market in our shares of common stock. Once the market maker is able to make a market, a market should develop. At the date hereof, we are not aware that any market maker has any such intention.

We may not sell the shares registered herein until the registration statement filed with the Securities and Exchange Commission is effective. Further, we will not offer the shares through a broker-dealer or anyone affiliated with a broker-dealer. Upon effectiveness, all of the shares being registered herein may become tradable. The stock may be traded or listed only to the extent that there is interest by broker-dealers in acting as a market maker in our stock. Despite our best efforts, it may not be able to convince any broker/dealers to act as market-makers and make quotations on the OTC Bulletin Board. We may consider pursuing a listing on the OTCBB after this registration becomes effective and we have completed our offering.

The price per share will remain at $0.0150 even if we obtain a listing on any exchange or are quoted on the Over-The-Counter (OTC) Bulletin Board, the offering price of $0.0150 will not change for the duration of the offering.

We will receive all of the proceeds from such sales of securities and are bearing all expenses in connection with the registration of our shares.

                              PLAN OF DISTRIBUTION

We are offering the shares on a "self-underwritten" basis directly through John Geldi, Jr., our sole officer and director named herein. Mr. Geldi, will not receive any commissions or other remuneration of any kind in connection with his participation in this offering based either directly or indirectly on transactions in securities.

This offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the shares offered under this prospectus. This offering is also being made on a best efforts basis with no minimum amount required to close the transaction. In addition, investments made in the offering will not subject to refund, will not be held in escrow and will be immediately available for our use. This offering will terminate upon the earlier to occur of (i) 90 days after this registration statement becomes effective with the Securities and Exchange Commission, (ii) the date on which all 3,500,000 shares registered hereunder have been sold. However, we may, at our discretion, extend the offering for an additional 90 days beyond the initial offering period if any shares remain unsold.

We anticipate that we will be initially offering our securities in the State of Florida. Once this Registration Statement is effective, and if Mr.Geldi believes that there is sufficient interest in our company to offer our securities in the state of Florida, we will register with the state of Florida under 'blue sky' laws. However, we have not yet applied for 'blue sky' registration in the state of Florida, or any other state, and there can be no assurance that we will be able to apply, or that our application will be approved and our securities will be registered, in Florida or any other state in the US. For further discussion regarding 'blue sky' registration please see 'Risk Factors' elsewhere in this Prospectus.

Mr. Geldi, will not register as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer.

   1. Mr. Geldi, is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation;

   2. Mr. Geldi, will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

   3. Mr. Geldi, is not, nor will he be at the time of participation in the offering, an associated person of a broker-dealer; and

   4. Mr. Geldi, meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Neither Mr. Geldi nor any persons affiliated with him intend to purchase any shares in this offering.

If applicable, the shares may not be offered or sold in certain jurisdictions unless they are registered or otherwise comply with the applicable securities laws of such jurisdictions by exemption, qualification or otherwise. We intend to sell the shares only in the states in which this offering has been qualified or an exemption from the registration requirements is available, and purchases of shares may be made only in those states.

In addition and without limiting the foregoing, we will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

We will not use public solicitation or general advertising in connection with the offering. Once this registration statement is declared effective by the SEC, we anticipate inviting interested parties to review the registration statement. Initial introductions to interested parties will be made through verbal communications. This offering will continue for the longer of: (i) 90 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 3,500,000 shares registered hereunder have been sold. However, we may at our discretion extend the offering for an additional 90 days beyond the initial offering period if any shares remain unsold.

SUBSCRIPTION PROCEDURE

Each subscriber to this offering must execute and deliver to the Company a copy of the Subscription Agreement attached to this registration statement as exhibit
99.1. The Company will review the materials and, if the subscription is accepted, the Company will execute the Subscription Agreement and return a copy of the materials to the subscriber. The Company shall have the right to accept or reject any subscription, in whole or in part. An acknowledgment of the acceptance of a subscription will be returned to the subscriber promptly after acceptance.

Payment for the amount of the shares subscribed for shall be made at the time of delivery of the properly executed Subscription Agreement, or at such later date as the Company may specify by written notice to the subscriber (unless such date is deferred in the sole discretion of the Company), by check, bank draft or wire transfer of funds immediately available to the Company at the address set forth in the Subscription Agreement or to an account specified by the Company. The date upon which the transaction contemplated by the Subscription Agreement shall become effective (the "Closing") will occur on such date or within such period as may be specified at the discretion of the Company with written notice to the Subscriber. There is no minimum aggregate amount of Shares which must be sold as a condition precedent to the Closing, and the Company may provide for one or more Closings while continuing to offer the Shares that constitute the unsold portion of the Offering.

Right of Cancellation

Each subscriber has a two day cancellation right and may cancel their Subscription Agreement by sending notice to the Company by midnight on the 2nd business day after the Subscriber signs the applicable Subscription Agreement.

                           DESCRIPTION OF SECURITIES

COMMON STOCK

Our authorized number of shares is one hundred million (100,000,000). The authorized common stock is one hundred million (100,000,000) shares with a par value of $0.0001. Shares of our common stock:

   o have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors;

   o are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

   o do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

   o are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to the Bylaws of our Articles of Incorporation and the applicable statutes of the State of Florida for a more complete description of the rights and liabilities of holders of our securities.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, our sole officer, director and stockholder, John J. Geldi, Jr, , will own approximately 72% of our outstanding shares if all the stock is sold.

CASH DIVIDENDS

As of the date of this Prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

                     INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part thereof or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of our common stock was employed on a contingency basis or had or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in us. Additionally, no such expert or counsel was connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Dennis Brovarone, Attorney and Counselor at Law, has passed an opinion upon certain legal matters in connection with the validity of the issuance of the shares of common stock.

Peter Messineo, CPA, Certified Public Accountant, of 1982 Otter Way, Palm Harbor, FL 34685, 727-421-6268 has audited our Financial Statements for the period August 4, 2010 (date of inception) through August 31, 2010 and to the extent set forth in its report, which are included herein in reliance upon the authority of said firm as experts in accounting and auditing. There were no disagreements related to accounting principles or practices, financial statement disclosure, internal controls or auditing scope or procedure from date of appointment as our independent registered accountant through the period of audit (inception date through August 31, 2010).

                              BUSINESS DESCRIPTION

Overview
--------

We are a development stage company incorporated in the State of Florida on August 4, 2010 as a for-profit company, and an established fiscal year end of August 31. We intend to offer a charitable fundraising service that will raise money for charities and other non-profit organizations through the subscription based sale and distribution of gourmet coffee and other gourmet food and beverage products. Specifically, we intend to offer subscriptions to individual and corporate consumers for monthly, door to door deliveries of nationally recognized brand-name coffee beans and other non-perishable or semi-perishable gourmet foods including loose teas, beverage mixes, syrups, preserves, spices, chocolates and candies, among other items. We anticipate that focusing our offerings on staple products like coffee will encourage regular, long-term subscriptions for our planned service. A pre-determined portion of all subscription fees will be allocated to a charity selected by the subscriber from among a number of charities with whom we will endeavor to partner. We have not determined the amount of the subscription fee allocated to any prospective charitable organization and the manner in which it will be determined, nor the approximate range, if any of the amount of the subscription fee that maybe allocated to charity. We have not determined what the Company will receive of the intended Subscription fee allocated to the Charities and terms of the subscriptions that consumers may purchase. We intend to develop the plan during our Phase I Milestone Stage. In this prospectus, we describe our planned service as a gourmet subscription fulfillment service or charitable subscription fulfillment service.

Importantly, we are not a charity and do not intend to produce any food or beverage products. Rather we will seek to act exclusively as an intermediary among the public, charities, and food and beverage producers, providing fundraising services through the promotion, sale, and distribution of food products. To this end, we will seek to partner with reputable and well-recognized charities and food and beverage producers in order to leverage the brand strength of these partners for the purposes of marketing and optimizing our services. We believe that our planned service will benefit any participants involved by providing a valuable distribution and advertising vehicle for food producers, a regular source of funding and advertising for charitable organizations, and a convenient source for gourmet food and beverage products that will appeal to socially-conscious consumers. We intend to generate revenues by receiving an undetermined portion of the subscription fee that is allocated to charities.

Importantly, we have not identified, secured the participation of any charities or food and beverage suppliers the subscription money agreement between the individual and corporate consumer, charities and profits for Innovo. We have not developed the anticipated nature and terms of agreements that we intend to enter into with charities as well as food and beverage suppliers. We have not developed the scope of services that we will provide or the applicable fee structure related to our services that we intend to provide or receive and to persons purchasing the products we intend to distribute. We have not entered into any agreements or licenses from food and beverage producers relating to the resale and/or distribution of their product.

There is no guarantee that we will be successful in this regard.

We have not generated any revenues to date and our activities have been limited to developing our business plan and preparing the information included in this prospectus. We will not have the necessary capital to fully develop our Business Plan until we are able to secure financing in the amount of $420,000, which amount includes the $52,500 that we are seeking to raise through this offering.

There can be no assurance that such financing will be available on suitable terms, if at all, and we have not taken any steps to identify potential financing sources. See "Managements Discussion and Analysis Plan of Operations" and Liquidity and Capital Resources."

We presently have no plans to change our business activities or to combine with another business and are not aware of any events or circumstances, outside the imminent failure of our current business plan or a tangible future opportunity to increase shareholder value, that might cause us to change our plans. We have no revenues, have incurred losses since inception, have no operations, have been issued a going concern opinion from our auditors and rely upon the sale of our securities to fund operations.

Business Strategy
-----------------

We believe that there is a strong need for a new, innovative fundraising model to provide non-profit organizations with a recurring, reliable source of donations.

Based on its participation in and personal observation of the non-profit sector, our management believes that most products currently sold to raise funds for non-profit organizations are generic (non brand-name)and perceived to be of low quality. Offering reputable, brand name coffee and other gourmet food products to charitable donors on a recurring, subscription basis, in our opinion, creates a potentially marketable and profitable fundraising model. We anticipate that our client non-profit organizations will receive donations based on a fixed percentage of monthly donor subscription fees for our services for the life of a donor's subscription. In this way, we anticipate that our client non-profit organizations can begin to effectively build long-term or perpetual streams of donations that maximize their fundraising efforts.

Many of the commonly used fundraising techniques (such as annual fundraising drives during the holiday season, periodic mailing campaigns, telethons, and one time or periodic special fundraising events) are cost intensive, require significant human resources, and create peaks and valleys in charitable donations since the flow of donations typically decreases significantly or ceases altogether between events. The resulting irregular supply of financing means that many charitable and non-profit organizations typically experience considerable financial strain and operating constraints during period between financing drives, even with proper planning. Our management believes that employing a subscription based fundraising approach like the one proposed by our business model has the potential to create a more affordable, predictable, consistent, and long-term stream of monthly charitable donations.

Our sole officer and Director has been in the Charity fund raising industry for over 30 years. It is his sole belief that the Innovo intended business model has the potential to create long-term stream of monthly charitable donations and therefore allowing Innovo Corporation to possibly attain a steady flow of an income stream as well.

To add value to our services, we intend to offer quality brand name coffee products and other staple gourmet food products that provide known value to our targeted subscribers. We believe that our ability to offer brand name products at competitive prices will ensure the marketability of our service and result in long-term and recurring subscriptions. We intend to offer competitive prices to the subscriber by purchasing products directly from the producer/supplier. It is intended that the product will be sold through the subscription agreement at a competitive retail price. We hope that the spread of wholesale and retail pricing will allow Innovo and the Charitable Organizations to generate profits and charitable income respectively. Importantly, however, we have not taken any steps to identify suppliers for the products that we intend to offer and there is no guarantee that we will be successful in this regard.

The Market
----------

According to the National Center for Charitable Statistics, there were 1,014,816 public charities in the United States in the year 2010 (Source: http://nccsdataweb.urban.org/PubApps/profileDrillDown.php?state=US&rpt=PC. (last accessed October 25, 2010). In 2008, there were 1,569,572 tax-exempt organizations, including 997,579 public charities, 118,423 private foundations and 453,570 other types of nonprofit organizations, including chambers of commerce, fraternal organizations and civic leagues (Source: http://nccs.urban.org/statistics/quickfacts.cfm(last accessed October 25, 2010))

Charitable organizations have faced and continue to face considerable financial challenges as a result of recent and current economic conditions. The year 2008 reportedly saw the worst climate for non-profit fundraising since 1998, particularly with respect to the solicitation of major gifts. During that same period, however, fundraisers reported a corresponding increase in success with planned giving.(Source: "Overall Climate for Non-profit Fundraising Worst Since 1998, Report Finds", Philanthropy News Digest, December 22, 2008, available online at: http://foundationcenter.org/pnd/news/story.jhtml?id=238700014 (last accessed October 25, 2010))

More recently in March, 2009, CNN reported that U.S. non-profits were straining under the weight of the recession, with as many as 52% expecting to sustain permanent financial damage as a result of the recession, and 93% reporting an increase in demand for their services. In that article, the Non-profit Finance Fund, which provides loans and access to grants to non-profits, urged organizations to team up with those who fund them to find innovative ways to address these economic challenges. (Source: "Non-profits expect permanent damage from recession", CNN.Com, March 26, 2009, available online at: http http://articles.cnn.com/2009-03-26/us/recession.nonprofits_1_nonprofits-organizations-food-and-shelter?_s=PM:US (last accessed October 25, 2010)

Finally, on November of 2009, the Philanthropy News Digest reported that, based on its research, charities would experience a 10% decline in foundation giving in 2009, with a further decline in 2010 (Source: "Drop in Foundation Giving May Be Steeper Than Anticipated, Report Finds", Philanthropy News Digest, November 5, 2009, available online:
http://foundationcenter.org/pnd/news/story.jhtml?id=272300008 (last accessed
October 25, 2010)

The above noted articles echo the observations and conclusions of our management that success in the current climate for charitable fundraising demands an innovative fundraising approach that emphasize planned and structured giving in a manner geared to make donations manageable and attractive in a strained economy.

We believe that pairing charitable giving with the purchase of low price point stable consumables, such as high quality coffee beans, makes charitable donating both economical and appealing to consumers during challenging financial times, allowing them to satisfy one of their own basic day to day requirements with the added a value of making a positive charitable impact. And while we do not believe that our approach will solve all of the challenges facing charities today, we do believe that it has the potential to assist our targeted clients in their fundraising efforts during the current economic climate and beyond.

Consultants

During the initial development of our business we intend to employ the services of consultants to provide services in the areas of corporate finance, accounting, marketing, sales, website construction & maintenance, software development, product purchasing and other administrative functions. We have not taken any steps to identify suitable candidates to serve in any of these capacities.

Sales And Marketing

We intend to employ a salaried Vice President of Marketing and Sales whose responsibility will be to execute our future marketing and sales plan. We have not taken any steps to identify a suitable candidate for this position.

Sales and Marketing Strategy

We intend to use webinar (online web seminar) presentations to present our services to non-profit organizations and professional fundraising companies that we will seek to partner with.

We also intend to deliver press releases and to purchase advertising in national fundraising trade journals and related professional publications such as those published by or endorsed by the Association of Fundraising Professionals.

Finally, we intend to exhibit at various annual fundraising trade shows.

Competition

Currently, our major competitors are local and regional coffee roasters and distributors that run occasional charity related fundraising promotions whereby a portion of their sales on specific items are donated to charity. With few exceptions, these occasional fundraising programs are limited to discreet, short-term fundraising drives in relation to specific causes. We have not identified coffee, and other retailers or distributors that donate a portion of their proceeds to charity as among our major competitors. Additionally, the focus of these occasional fundraising promotions is to attract customers to purchase brands of coffee products that have limited or no brand recognition. Our management believes that Innovo Inc. may be able to distinguish itself from competitors by offering nationally recognized brand name coffee products and beverages that are already being consumed by many potential donors. We also believe that our fundraising approach of offering monthly shipping of our coffee products based on donor subscriptions will provide us with a unique competitive advantage. Our non-profit clients will receive monthly payments from Innovo Inc. based on a percentage of all their donors' monthly orders shipped

The food and beverage industry is a highly competitive market. We will compete with both large and small corporations. Most of these companies have greater financial and personnel resources then we do.

Employees And Employment Agreements

As of August 31, 2010, we have no employees. John J. Geldi, Jr., our sole officer and director, currently provides his services to our company without compensation. Mr. Geldi presently devotes 10 to 25 hours per week to our business as required from time to time. We have not entered into any formal agreement with Mr. Geldi regarding the provision of his services to the Company.

Mr. Geldi is not obligated to commit his full time and attention to our business and accordingly, he may encounter a conflict of interest in allocating his time between our operations and his other obligations. Presently, Mr. Geldi earns his livelihood as principal of Sarasota Manatee Real Estate, a real estate sales and property management company. Mr. Geldi is presently able to devote 10 to 25 hours per week to our business while maintaining his own private business. Also, if we require Mr. Geldi to devote more than 10 to 25 hours per week to our business on a regular basis for an extended period, it is uncertain that he will be able to satisfy our requirements unless we have sufficient resources to compensate him for any lost income from his private business. We do not presently have any pension, health, annuity, insurance, stock option, profit sharing, or similar benefit plan; however, we may adopt one or more of such plans in the future. There are presently no personal benefits available to our sole officer and director.

Government Regulation
---------------------

In the United States state governments regulate the fundraising activities of charitable organizations and/or professional fundraisers. These requirements vary from state to state and may include one-time registration or annual reporting. We anticipate having to comply with these regulations in any state in which we offer our services or solicit customers for our subscription service. Additionally or in the alternative, as applicable, we anticipate having to ensure that the non-profit clients that we intend to represent have complied with relevant state registration and reporting requirements. Innovo intends to comply in conjunction with the potential Charitable Organization partner with any state and government regulation pertaining to fundraising activities of charitable organizations and/or professional fundraisers.

We will also be subject to the laws and regulations of those jurisdictions in which we plan to sell our services that are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes. In general, the development and operation of our business is not subject to special regulatory and/or supervisory requirements other than those mentioned above.

Intellectual Property
---------------------

We do not currently hold rights to any intellectual property and have not filed for copyright, trademark, or patent protection for our name, our planned website or our business plan.

Research and Development
------------------------

Since our inception to the date of this Prospectus, we have not spent any money on research and development activities.

Reports to Security Holders
---------------------------

Any member of the public may read and copy any materials filed by us with the Securities and Exchange Commission at the Securities and Exchange Commission's Public Reference Room at 100 F Street, N.E. Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-732-0330. The Securities and Exchange Commission maintains an internet website (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission.

                               LEGAL PROCEEDINGS

We know of no material, active or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceedings or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered beneficial shareholder are an adverse party or has a material interest adverse to us.

                            DESCRIPTION OF PROPERTY

We maintain our statutory registered office for service our business office at 172 Yacht Harbor Dr., Osprey, FL 34229. Our telephone number is (941) 587-3973 and our fax number is (941) 966-9063. Our office space is donated free of charge by our sole officer and director. Our office space contains, fax, phones, computer and desk.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

Our common stock is not traded on any exchange. We intend to apply to have our common stock quoted on the OTC Bulletin Board once this Prospectus has been declared effective by the SEC; however, there is no guarantee that we will obtain a listing.

There is currently no trading market for our common stock and there is no assurance that a regular trading market will ever develop. OTC Bulletin Board securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting dealers. OTC Bulletin Board issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

To have our common stock listed on any of the public trading markets, including the OTC Bulletin Board, we will require a market maker to sponsor our securities. We have not yet engaged any market maker to sponsor our securities, and there is no guarantee that our securities will meet the requirements for quotation or that our securities will be accepted for listing on the OTC Bulletin Board. This could prevent us from developing a trading market for our common stock.

HOLDERS

As of the date of this Prospectus there was one holder of record of our common stock.

DIVIDENDS

To date, we have not paid dividends on shares of our common stock and we do not expect to declare or pay dividends on shares of our common stock in the foreseeable future. The payment of any dividends will depend upon our future earnings, if any, our financial condition, and other factors deemed relevant by our Board of Directors.

EQUITY COMPENSATION PLANS

As of the date of this Prospectus we did not have any equity compensation plans.

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like:
"believe", "expect", "estimate", "anticipate", "intend", "project" and similar expressions, or words that, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

Our financial statements are stated in United States Dollars (USD or US$) and are prepared in accordance with United States Generally Accepted Accounting Principles. All references to "common shares" refer to the common shares in our capital stock.

Overview
--------

We are a development-stage company, incorporated in the State of Florida on August 4, 2010, as a for-profit company, and an established fiscal year of August 31. We have not yet generated or realized any revenues from business operations. Our auditor has issued a going concerned opinion. This means there is substantial doubt that we can continue as an on-going business for the next eighteen (18) months unless we obtain additional capital to pay our bills. Accordingly, we must raise cash from sources other than loans we undertake.

From inception August 4, 2010 through our current date, August 31, 2010, our business operations have primarily been focused on developing our business plan. We have spent a total of approximately $ 2,083 on start-up costs (legal, accounting and administrative). We have not generated any revenue from business operations. All cash currently held by us is the result of the sale of common stock to our sole officer and director.

The proceeds from this offering will satisfy our cash requirements for up to six months. If we are unable to raise additional monies, we only have enough capital to cover the costs of this offering and to begin developing business plan and market research. The expenses of this offering include the preparation of this prospectus, the filing of this registration statement and transfer agent fees. As of August 31, 2010 we had $8,917 cash on hand. This cash will not cover the expenses of this offering or our working capital requirements for even one month given the undertaking of this offering and the expenses involved.

Plan of Operations
------------------

We believe we do not have adequate funds to satisfy our working capital requirements for the next twelve months. We will need to raise additional capital to continue our operations. During the 18 months following the completion of this offering, we intend to create our business and marketing plan. We believe we must raise an additional $420,000 (including the $52,500 capital raise) to pay for expenses associated with our development over the next 18 months. $180,000 will be used to finance anticipated activities during Phase One of our development plan as described below, during this phase we intend to identify our targeted non-profit Organizations to market and $240,000 will be used to finance anticipated activities during Phase Two of our development plan as described below.

As of August 31, 2010, we had cash on hand of $8,917 and we had not taken any steps to raise additional capital beyond the preparation of this prospectus.

PHASE ONE
                                               PROJECTED DATE
MILESTONES                                     OF COMPLETION    ESTIMATED BUDGET
----------                                     --------------   ----------------

Complete Business & Marketing Plan .........     0-2 MONTHS        $   20,000
Confirmation of initial capital raise ($41,375
Identify Charitable Organizations, Suppliers/
Distributors of various products and subscribers
For our service.

Complete Market Research ...................     0-2 MONTHS        $   20,000

Complete and Finalize Selection of
Consultant Team ............................     0-9 MONTHS        $   10,000

Complete and Finalize Selection of Vice
President of Marketing and Sales ...........     0-9 MONTHS        $   10,000

Complete and Finalize Selection of
Contractor Fulfillment Company (Pick, Pack,
Bill, Ship) ................................     0-9 MONTHS        $   10,000

Complete and Finalize Selection of Software
for Non-profit Fulfillment And Operations ..     0-9 MONTHS        $   10,000

Complete and Finalize Selection of Location
of Office and Warehouse and Furniture,
Fixtures, Office equipment, warehouse
shelving and equipment, Communication lines,
etc. .......................................     0-9 MONTHS        $   10,000

Complete and Finalize Selection of
Charitable Local/Regional/National Shows ...     0-9 MONTHS        $   10,000

Complete and Finalize Selection of
Consultants for Marketing and Sales tools
(Brochures, Webinar, Show Display Exhibit,
Advertising, Public Relations, Promotions,
Website Etc.) ..............................     0-9 MONTHS        $   30,000

Complete and Finalize Selection of Brand
Name Coffee/Beverage Product(s)(acting
exclusively as an intermediary) for
subscription and fulfillment of Non-profits      0-9 MONTHS        $   20,000

Working Capital, Legal, Accounting, Auditing
General and Administrative, SEC Public
Reporting ..................................     0-9 MONTHS        $   30,000

TOTAL PHASE ONE ............................                       $  180,000
---------------                                                    ----------

Note: The table above does not include costs related to commencing sales and marketing of our products.

PHASE TWO
                                               PROJECTED DATE
MILESTONES                                     OF COMPLETION    ESTIMATED BUDGET
----------                                     --------------   ----------------

OPERATIONS .................................     9-18 MONTHS       $   90,000
Execute Fulfillment Contractor Hire

Execute Rental of Office & Warehouse

Execute Purchase of Brand Coffee/Beverage(s)
(Acting exclusively as an intermediary)

Execute Purchase of Office & Warehouse
supplies and equipment

MARKETING & SALES ..........................     9-18 MONTHS       $   90,000

Execute Marketing & Sales Plan

Hire Vice President of Marketing & Sales
Create Marketing & Sales Tools

Execute Contracts for 12-18
Local/Regional/National
Charity Show Exhibits

MANAGEMENT & ADMINISTRATION ................     9-18 MONTHS       $   40,000

Hire Contractor Consultant Team

ADDITIONAL WORKING CAPITAL .................     9-18 MONTHS       $   20,000

TOTAL PHASE TWO ............................                       $  240,000
---------------                                                    ----------

TOTAL PHASE ONE AND TWO ....................                       $  420,000
-----------------------                                            ----------

Many of the developments enumerated in Phase 2 are dependent on the completion of objectives in Phase 1 and both Phases are dependent on us securing additional financing even if we are able to sell all of the securities offered by this Prospectus. There can be no assurance that we will be able to sell any of the securities offered by this Prospectus or secure additional financing. If we are able to raise some, but not all funds required to undertake the developments in Phase 1 and Phase 2, our management will re-examine our proposed business activities to use our resources most efficiently. In this event, our focus will likely be on spending available funds on assuring that we retain our reporting status with the SEC and developing our product designs to attract investors.

If we are unable to raise additional funds we will not be able to complete any of the milestones in either Phase 1 or Phase 2. Due to the fact that many of the milestones are dependent on each other, if we do not raise any additional capital we will not be able to implement any facets of our business plan.

We intend to pursue capital through public or private financing as well as borrowings and other sources, such as our officer and director in order to finance our businesses activities. We cannot guarantee that additional funding will be available on favorable terms, if at all. If adequate funds are not available, then our ability to continue our operations may be significantly hindered. As of the date of this prospectus, other than the preparation of the information contained herein, we have not taken any steps to secure the additional financing that we will require.

We have not yet begun the development of any of our anticipated products and even if we do secure adequate financing, there can be no assurance that our products will be accepted by the marketplace and that we will be able to generate revenues.

Our management does not plan to hire any employees at this time. Our sole officer and director will be responsible for business plan development. If we develop our business plan (act exclusively as an intermediary consumer) and are in a position to begin sales, marketing and distribution, we intend to hire independent consultants and sales representatives as we deem necessary.

RESULTS OF OPERATIONS

There is no historical financial information about us upon which to base an evaluation of our performance. We have spent $2,083 on our operations as of August 31, 2010 on selling, general and administrative expenses and our only other activity consisted of the sale of 9,000,000 shares of our common stock to our sole officer and director for aggregate proceeds of $9,000. We have not generated any revenues from our operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including the financial risks associated with the limited capital resources currently available to us for the implementation of our business strategies. (See "Risk Factors"). To become profitable and competitive, we must develop the business and marketing plan and execute the plan. Our management will attempt to secure financing through various means including borrowing and investment from institutions and private individuals.

Since inception, the majority of our time has been spent developing our business plan, and preparing the information contained in this prospectus.

Our results of operations are summarized below:

                                          August 4, 2010 (Inception)
                                              to August 31, 2010
                                                   (AUDITED)
                                                      ($)
                                          --------------------------
Revenue ................................                   -
Cost of Revenue ........................                   -
Expenses ...............................          $    2,083
Net Loss ...............................          $    2,083
Net Loss per Share - Basic and Diluted .          $    (0.00)
Weighted Average Number Shares
 Outstanding - Basic and Diluted .......           9,000,000

LIQUIDITY AND CAPITAL RESOURCES

The use of proceeds at 25%, 50%, 75& and 100% forecasted capital raise is anticipated to be utilized over the 12 month period as follows:

Continuous Disclosure Obligations (Reporting)

Auditing, Legal, Printing (Edgarizing) and transfer agent expenses are the estimated costs associated with Continuous Disclosure Obligations of the S-1 reporting requirements i.e. quarterly reports on Form 10-Q Annual reports on Form 10K. While there could be some variance between these activities this $8,250 and 2,625 budget should be sufficient to meet this company's Continuous Reporting Requirements, The reporting should always take precedence over all other company activities.

Business Plan Development

Our Business Plan Development expenses is to conduct and investigation to determine the charitable organizations, suppliers/distributors of various products and subscribers for our services. The level of effort in the investigation increase as the offering proceeds increases. See page 30 phase 0ne milestones "Complete Business and Marketing Plan" intended completion additional $20,000.

As of the date of this prospectus, we had yet to generate any revenues from our business operations. For the period ended August 31, 2010, we issued 9,000,000 shares of common stock to our sole officer and director for cash proceeds of $9,000.

We anticipate needing a minimum of $180,000 for Phase One and an additional $240,000 for Phase Two, totaling $420,000 (which amount includes the $52,500 that we are seeking to raise through this offering) in order to effectively execute our business plan over the next eighteen months. Currently our available cash is not sufficient to allow us to commence full execution of our business plan. Our business expansion will require significant capital resources that may be funded through the issuance of common stock or of notes payable or other debt arrangements that may affect our debt structure. Despite our current financial status we believe that we may be able to issue notes payable or debt instruments in order to start executing our business plan. However, there can be no assurance that we will be able to raise money in this fashion and we have not entered into any agreements that would obligate any third party or related party to provide us with capital. We have taken no steps to identify or to secure any funding outside the preparation of this offering.

Through August 31, 2010, we spent $2,083 on general operating expenses. We raised the cash amounts to be used in these activities from the sale of common stock to our sole officer and director.

As of August 31, 2010 we had $8,917 cash on hand.

To date, the Company has managed to keep our monthly cash flow requirement low for two reasons. First, our sole officer and director does not draw a salary at this time. Second, the Company has been able to keep our operating expenses to a minimum by operating in space owned by our Sole Officer and will be only paying the direct expenses associated with our business operations.

As of the date of this registration statement, the current funds available to the Company will not be sufficient to continue maintaining a reporting status. Our Management believes if the Company cannot maintain its reporting status with the SEC it will have to cease all efforts directed towards the Company. As such, any investment previously made would be lost in its entirety.

The Company currently has no external sources of liquidity such as arrangements with credit institutions or off-balance sheet arrangements that will have or are reasonably likely to have a current or future effect on our financial condition or immediate access to capital.

If the Company is unable to raise the funds partially through this offering the Company will seek alternative financing through means such as borrowings from institutions or private individuals. There can be no assurance that the Company will be able to keep costs from being more than these estimated amounts or that the Company will be able to raise such funds. Even if we sell all shares offered through this registration statement, we expect that the Company will seek additional financing in the future. However, the Company may not be able to obtain additional capital or generate sufficient revenues to fund our operations. If we are unsuccessful at raising sufficient funds, for whatever reason, to fund our operations, the Company may be forced to seek a buyer for our business or another entity with which we could create a joint venture. If all of these alternatives fail, we expect that the Company will be required to seek protection from creditors under applicable bankruptcy laws.

Our independent auditor has expressed substantial doubt about our ability to continue as a going concern and believes that our ability is dependent on our ability to implement our business plan, raise capital and generate revenues. See
Note 2 of our financial statements.

Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors' independence, audit committee oversight, and the adoption of a code of ethics. Our Board of Directors is comprised of one individual who is also our executive officer. Our executive officer makes decisions on all significant corporate matters such as the approval of terms of the compensation of our executive officer and the oversight of the accounting functions.

Although the Company has adopted a Code of Ethics and Business Conduct the Company has not yet adopted any of these other corporate governance measures and, since our securities are not yet listed on a national securities exchange, the Company is not required to do so. The Company has not adopted corporate governance measures such as an audit or other independent committees of our board of directors as we presently do not have any independent directors. If we expand our board membership in future periods to include additional independent directors, the Company may seek to establish an audit and other committees of our board of directors. It is possible that if our Board of Directors included independent directors and if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

OFF-BALANCE SHEET ARRANGEMENTS

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our stockholders.

INFLATION

The effect of inflation on our revenues and operating results has not been significant.

CRITICAL ACCOUNTING POLICIES

Our financial statements are affected by the accounting policies used and the estimates and assumptions made by management during their preparation. A complete listing of these policies is included in Note 3 of the notes to our financial statements for the year ended August 31, 2010. We have identified below the accounting policies that are of particular importance in the presentation of our financial position, results of operations and cash flows, and which require the application of significant judgment by management.

         USE OF ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         RESEARCH AND DEVELOPMENT EXPENSES - Expenditures for research, development, and engineering of products will be expensed as incurred.

         EARNINGS (LOSS) PER SHARE - Basic loss per share is computed by dividing net loss attributable to common stockholders by the weighted average common shares outstanding for the period. Diluted loss per share is computed giving effect to all potentially dilutive common shares. Potentially dilutive common shares may consist of incremental shares issuable upon the exercise of stock options and warrants and the conversion of notes payable to common stock. In periods in which a net loss has been incurred, all potentially dilutive common shares are considered antidilutive and thus are excluded from the calculation. At August 31, 2010 the Company did not have any potentially dilutive common shares.

                              FINANCIAL STATEMENTS

                                    CONTENTS

Financial Statements:

Report of Independent Registered Public Accounting Firm ............         F-2

Balance Sheet ......................................................         F-3

Statements of Operations ...........................................         F-4

Statement of Stockholder's Equity ..................................         F-5

Statement of Cash Flows ............................................         F-6

Notes to Financial Statements ......................................  F-7 - F-10

                              Peter Messineo, CPA
                      1982 Otter Way Palm Harbor FL 34685
                         T 727.421.6268 F 727.674.0511

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders:
INNOVO INC.

I have audited the balance sheets of INNOVO INC. (A Development Stage Corporation) as of August 31, 2010 and the related statement of operations, changes in stockholder's equity, and cash flows for the period August 4, 2010 (date of inception) through August 31, 2010. These financial statements were the responsibility of the Company's management. My responsibility was to express an opinion on these financial statements based on my audits.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements were free of material misstatement. The Company was not required to have, nor was I engaged to perform, an audit of its internal control over financial reporting. My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that were appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, I express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provide a reasonable basis for my opinion.

In my opinion, the financial statements, referred to above, present fairly, in all material respects, the financial position of INNOVO INC. (A Development Stage Corporation) as of August 31, 2010, and the results of its operations and its cash flows for the period August 4, 2010, (date of inception) through August 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has no revenues from operation, has not emerged from the development stage, and is requiring traditional financing or equity funding to commence its operating plan. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Further information and management's plans in regard to this uncertainty were also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Peter Messineo, CPA
Peter Messineo, CPA
Palm Harbor, Florida
September 8, 2010

                                  INNOVO INC.
                       (A Development Stage Corporation)

                                 Balance Sheet

                                     ASSETS
                                     ------
                                                                     AUGUST 31,
                                                                        2010
                                                                    -----------

CURRENT ASSETS
  Cash and cash equivalents ................................        $     8,917
                                                                    -----------
    Total current assets ...................................              8,917
                                                                    -----------

                                                                    -----------
  TOTAL ASSETS .............................................        $     8,917
                                                                    ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                     -------------------------------------

CURRENT LIABILITIES
  Accounts payable & Accrued liabilities ...................        $     2,000
                                                                    -----------
    Total liabilities ......................................              2,000
                                                                    ===========

STOCKHOLDERS' EQUITY
  Capital Stock (Note 4)
  Authorized:
    100,000,000 common shares, $0.0001 par value
  Issued and outstanding shares:
    9,000,000 ..............................................        $       900
  Additional paid-in capital ...............................              8,100
  Deficit accumulated during the development stage .........             (2,083)
                                                                    -----------
    Total Stockholders' Equity .............................              6,917
                                                                    -----------

  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ...............        $     8,917
                                                                    ===========

    The accompanying notes are an integral part of the financial statements

                                  INNOVO INC.
                       (A Development Stage Corporation)

                            Statements of Operations

                                                                 FOR THE PERIOD
                                                                 FROM INCEPTION
                                                                 AUGUST 4, 2010
                                                                       TO
                                                                 AUGUST 31, 2010
                                                                 ---------------

REVENUES .........................................               $           --
                                                                 --------------

EXPENSES
  General & Administrative .......................                           83
  Professional Fees ..............................               $        2,000
                                                                 --------------

Loss Before Income Taxes .........................               $       (2,083)
                                                                 --------------

Provision for Income Taxes .......................                           --
                                                                 --------------

Net Loss .........................................               $       (2,083)
                                                                 ==============

PER SHARE DATA:

  Basic and diluted loss per common share ........               $           --
                                                                 ==============

  Basic and diluted weighted Average Common
   shares outstanding ............................                    9,000,000
                                                                 ==============

    The accompanying notes are an integral part of the financial statements.

                                  INNOVO INC.
                       (A Development Stage Corporation)

                       Statements of Stockholder's Equity

                                                             DEFICIT
                                                           ACCUMULATED
                              COMMON STOCK     ADDITIONAL  DURING THE
                            -----------------   PAID-IN    DEVELOPMENT
                              SHARES   AMOUNT   CAPITAL       STAGE       TOTAL
                            ---------  ------  ----------  -----------  --------

Inception - August 4, 2010         --  $   --  $       --  $       --   $    --

Common shares issued to
Founder for cash at $0.001
per share (par value
$0.0001) on August 4, 2010  9,000,000     900       8,100          --     9,000

Loss for the period from
inception on August 4,
2010 to August 31, 2010 ..         --      --          --      (2,083)   (2,083)
                            ---------  ------  ----------  ----------   --------

Balance - August 31, 2010   9,000,000  $  900  $    8,100  $   (2,083)  $ 6,917
                            =========  ======  ==========  ==========   =======

    The accompanying notes are an integral part of the financial statements.

                                  INNOVO INC.
                       (A Development Stage Corporation)

                            Statement of Cash Flows

                                                                 For the Period
                                                                 from Inception
                                                                 August 4, 2010
                                                                       to
                                                                 August 31, 2010
                                                                 ---------------
OPERATING ACTIVITIES

  Net Loss ....................................................     $  (2,083)

  Changes in Operating Assets and Liabilities:
    Increase (decrease) in accounts payable
     and accrued liabilities ..................................         2,000
                                                                    ---------
  Net cash used in operating activities .......................           (83)
                                                                    ---------

FINANCING ACTIVITIES

  Common stock issued for cash ................................         9,000
                                                                    ---------
  Net cash provided by financing activities ...................         9,000
                                                                    ---------

INCREASE IN CASH AND CASH EQUIVALENTS .........................         8,917

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD ..............            --
                                                                    ---------

CASH AND CASH EQUIVALENTS AT END OF PERIOD ....................     $   8,917
                                                                    =========

Supplemental Cash Flow Disclosures:

  Cash paid for:
    Interest expense ..........................................     $      --
    Income taxes ..............................................     $      --

    The accompanying notes are an integral part of the financial statements.

                                  INNOVO INC.
                       (A Development Stage Corporation)

                         Notes to Financial Statements

For the Period from August 4, 2010 (Date of Inception) through August 31, 2010

1. BACKGROUND INFORMATION

INNOVO INC. (a Development Stage Company)(the "Company"), a Florida corporation, was formed to distribute nationally recognized high quality coffee/beverage product/s and subscription fulfillment service offerings that produce monthly reoccurring donations/revenue for non-profit entities and profits for INNOVO INC. Geared for Non-profit organizations, our offerings are intended to create a continuous stream of donations by enabling fundraising 'Causes" to offer nationally recognized quality consumables, shipped to their donor's door, monthly, by subscription.

INNOVO INC. intends to partner with producers of nationally recognized brand named quality consumables targeted to support non-profit fundraising. We envision our service as a great advance in "perpetual fundraising" and a fit within nationally recognized producers of quality consumables.

The Company was incorporated on August 4, 2010 (Date of Inception) with its corporate headquarters located in Osprey, Florida and its year-end is August 31.

2. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. For the period ended August 31, 2010, the Company had no operations. As of August 31, 2010, the Company has not emerged from the development stage. In view of these matters, the Company's ability to continue as a going concern is dependent upon the Company's ability to begin operations and to achieve a level of profitability. The Company intends on financing its future development activities and its working capital needs largely from the sale of public equity securities with some additional funding from other traditional financing sources, including term notes until such time that funds provided by operations are sufficient to fund working capital requirements. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

3. SIGNIFICANT ACCOUNTING POLICIES

The significant accounting policies followed are:

   USE OF ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   CASH AND CASH EQUIVALENTS - All cash, other than held in escrow, is maintained with a major financial institution in the United States. Deposits with this bank may exceed the amount of insurance provided on such deposits. Temporary cash investments with an original maturity of three months or less are considered to be cash equivalents.

   RESEARCH AND DEVELOPMENT EXPENSES - Expenditures for research, development, and engineering of products are expensed as incurred. There has been no research and development cost incurred for the period August 4, 2010 (date of inception) through August 31, 2010.

                                  INNOVO INC.
                       (A Development Stage Corporation)

                         Notes to Financial Statements

   COMMON STOCK - The Company records common stock issuances when all of the legal requirements for the issuance of such common stock have been satisfied.

   REVENUE AND COST RECOGNITION - The Company has no current source of revenue; therefore the Company has not yet adopted any policy regarding the recognition of revenue or cost.

   ADVERTISING COSTS - The Company's policy regarding advertising is to expense advertising when incurred. There has been no advertising cost incurred for the period August 4, 2010 (date of inception) through August 31, 2010.

   INCOME TAXES - Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes resulting from temporary differences. Such temporary differences result from differences in the carrying value of assets and liabilities for tax and financial reporting purposes. The deferred tax assets and liabilities represent the future tax consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

   The Company adopted the provisions of FASB ASC 740-10 "Uncertainty in Income Taxes" (ASC 740-10), on August 30, 2010. The Company has not recognized a liability as a result of the implementation of ASC 740-10. A reconciliation of the beginning and ending amount of unrecognized tax benefits has not been provided since there is no unrecognized benefit since the date of adoption. The Company has not recognized interest expense or penalties as a result of the implementation of ASC 740-10. If there were an unrecognized tax benefit, the Company would recognize interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses.

   EARNINGS (LOSS) PER SHARE - Basic loss per share is computed by dividing net loss attributable to common stockholders by the weighted average common shares outstanding for the period. Diluted loss per share is computed giving effect to all potentially dilutive common shares. Potentially dilutive common shares may consist of incremental shares issuable upon the exercise of stock options and warrants and the conversion of notes payable to common stock. In periods in which a net loss has been incurred, all potentially dilutive common shares are considered antidilutive and thus are excluded from the calculation. At August 31, 2010, the Company did not have any potentially dilutive common shares.

   FINANCIAL INSTRUMENTS - In September 2006, the Financial Accounting Standards Board (FASB) introduced a framework for measuring fair value and expanded required disclosure about fair value measurements of assets and liabilities. The Company adopted the standard for those financial assets and liabilities as of August 30, 2010 and the impact of adoption was not significant. FASB Accounting Standards Codification (ASC) 820 "Fair Value Measurements and Disclosures" (ASC
820) defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity's own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels,

                                  INNOVO INC.
                       (A Development Stage Corporation)

                         Notes to Financial Statements

which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

      o Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

      o Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

      o Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

   Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of August 31, 2010. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include accounts receivable, other current assets, accounts payable, accrued compensation and accrued expenses. The fair value of the Company's notes payable is estimated based on current rates that would be available for debt of similar terms which is not significantly different from its stated value.

   On August 31, 2010, the Company applied ASC 820 for all non-financial assets and liabilities measured at fair value on a non-recurring basis. The adoption of ASC 820 for non-financial assets and liabilities did not have a significant impact on the Company's financial statements.

Subsequent Events

   Subsequent events have been updated through the date of the audit report.

RECENT ACCOUNTING PRONOUNCEMENTS

In October 2009, the FASB issued Accounting Standard Update ("ASU") No. 2009-13, Multiple-Deliverable Revenue Arrangements ("ASU 2009-13") and No. 2009-14, Certain Revenue Arrangements that include Software Elements ("ASU 2009-14"). These standards update FASB ASC 605, Revenue Recognition ("ASC 605") and FASB ASC 985, Software ("ASC 985"). The amendments to ASC 605 requires entities to allocate revenue in an arrangement using estimated selling prices of the delivered goods and services based on a selling price hierarchy. The amendments to ASC 985 remove tangible products from the scope of software revenue guidance and provide guidance on determining whether software deliverables in an arrangement that includes a tangible product are covered by the scope of the software revenue guidance. These amendments to ASC 605 and ASC 985 should be applied on a prospective basis for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, with early adoption permitted. The Company will adopt these amendments on September 1, 2010. Management does not believe that the adoption of this standard will have a material impact on the Company's financial statements.

                                  INNOVO INC.
                       (A Development Stage Corporation)

                         Notes to Financial Statements

In January 2010, the FASB issued ASU No. 2010-06, Fair Value Measurements and Disclosures ("ASU 2010-06"). This standard updates FASB ASC 820, Fair Value Measurements ("ASC 820"). ASU 2010-06 requires additional disclosures about fair value measurements including transfers in and out of Levels 1 and 2 and separate disclosures about purchases, sales, issuances, and settlements relating to Level 3 measurements. It also clarifies existing fair value disclosures about the level of disaggregation and about inputs and valuation techniques used to measure fair value. The standard is effective for interim and annual reporting periods beginning after December 15, 2009 except for the disclosures about purchases, sales, issuances and settlements which is effective for fiscal years beginning after December 15, 2010 and for interim periods within those fiscal years. The Company will adopt ASU 2010-06 on September 1, 2010; management does not expect the adoption to have a material impact on the financial statements.

Other recent accounting pronouncements issued by the FASB (including its EITF), the AICPA, and the SEC did not or are not believed by management to have a material impact on the Company's present or future financial statements.

4. RELATED PARTY TRANSACTIONS

In August 4, 2010, the Company sold 9,000,000 shares of common stock to its founder for $0.001 per share.

The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities that become available. They may face a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

The Company does not own or lease property or lease office space. The office space used by the Company was arranged by the founder of the Company to use at no charge.

The above terms and amounts are not necessarily indicative of the terms and amounts that would have been incurred had comparable transactions been entered into with independent parties.

5. INCOME TAXES

There are no current or deferred income tax expense or benefit for the period ended August 31, 2010.

The provision for income taxes is different from that which would be obtained by applying the statutory federal income tax rate to income before income taxes. The items causing this difference are as follows:

                                                       August 4, 2010
                                                     (Date of Inception)
                                                           through
                                                       August 31, 2010
                                                     -------------------
Tax benefit at U.S. statutory rate ...............   $                 -
State income tax benefit, net of federal benefit.                      -
                                                     -------------------
                                                     $                 -
                                                     ===================

The Company did not have any temporary differences for the period from August 4, 2010 (Date of Inception) through August 31, 2010.

                                   MANAGEMENT

Officers and Directors
----------------------

Our sole officer and director will serve until his successor is elected and qualified. Our officers are elected by the board of directors to a term of one
(1) year and serve until their successor is duly elected and qualified, or until they are removed from office. The board of directors has no nominating, auditing or compensation committees.

The name, address, age and position of our president, secretary/treasurer, and director and vice president is set forth below:

NAME AND ADDRESS          AGE      POSITION(S)
----------------          ---      -----------
John J. Geldi. Jr.        65       President, Chief Executive Officer,
172 Yacht Harbor Dr.               Chief Financial Officer, Principal
Osprey, FL 34229                   Accounting Officer, Secretary,
                                   Treasurer, Director

The person named above has held his offices/positions since the inception of our company and is expected to hold his offices/positions until the next annual meeting of our stockholders.

Business Experience
-------------------

JOHN J. GELDI, JR., SOLE OFFICER AND DIRECTOR

Mr. Geldi, Jr., is our founder and has served as our sole officer and director since our inception. For over 25 years, Mr. Geldi has been owner and principal of a family firm carrying on business in real estate sales, management and project finance in Pennsylvania and southern Florida. From 1973 through 2006, he was founding president of Charitable & Foundation Service located in Sarasota Florida where he acted as an independent financial development executive and management consultant for various charitable organizations specializing in creating, managing, and restructuring charities, non-profit organizations and foundations. In this capacity he has directed approximately $1.5 billion in planned and major charitable gifts, and $500 million in annual and capital gifts. His consulting duties have included consulting in the areas of financial and administrative management, investment portfolio oversight, board and volunteer training, marketing, and fundraising. Mr. Geldi was also a founding director of the Catholic Community Foundation of Southwest Florida, Diocese of Venice, a director of the United Way Foundation of Sarasota County (Sarasota,
Fl), Chief Planned Giving Officer of The Greater Lehigh Valley United Way (Allentown, Pa), Director of Agency Relations of the United Way of Southeastern Pennsylvania (Philadelphia, Pa), and Director of Development and Alumni Relations of the Pennsylvania College Of Optometry (Philadelphia, Pa). For the past five years, Mr. Geldi has not been involved in any Not for Profit Organizations. Over the past five years Mr. Geldi has been focused on Real Estate Activities, specifically the management of properties and the purchase and sale of real estate as a broker.

Mr. Geldi holds an M.B.A. in marketing and finance from The Wharton School of the University of Pennsylvania and a Bachelor of Science in Administrative Management from Temple University. He has also served in the United States Army Defense Intelligence Agency where he was awarded various medals for service.

OTHER DIRECTORSHIPS

Mr. Geldi, does not hold, and has not held during the past five years, any other directorships in any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

                             CONFLICTS OF INTEREST

Mr. Geldi, is not obligated to commit his full time and attention to our business and, accordingly, he may encounter a conflict of interest in allocating his time between our operations and those of other businesses. In the course of his other business activities, he may become aware of investment and business opportunities which may be appropriate for presentation to us as well as other entities to which he owes a fiduciary duty. As a result, he may have conflicts of interest in determining to which entity a particular business opportunity should be presented. He may also in the future become affiliated with entities that are engaged in business activities similar to those we intend to conduct.

In general, officers and directors of a corporation are required to present business opportunities to the corporation if:

   o  the corporation could financially undertake the opportunity;

   o  the opportunity is within the corporation's line of business; and

   o it would be unfair to the corporation and its stockholders not to bring the opportunity to the attention of the corporation.

Our sole Officer and Director, John J. Geldi, Jr, owns 9,000,000 shares of common stock representing 100% of our outstanding stock. Mr. John J. Geldi, Jr, will own 9,000,000 shares of our common stock after this offering is completed representing 72% of our outstanding shares assuming the entire offering is sold, 77.4% of our outstanding shares assuming 75% of the offering is sold, 83.7%. of our outstanding shares assuming 50% of the offering is sold, and 91.1% of our outstanding shares assuming that 25% of the offering is sold. As a result, he will have control of us even if the entire offering is sold and will be able to choose all of our directors and set his own salary. Mr. Geldi does not currently receive compensation for his services to the Company, although he expects to draw a salary in the future if our business becomes established. Mr. Geldi anticipates that a number of factors will influence his compensation at any given time, including the financing available to us, the size of our operations, the availability of affordable and qualified labor, and Mr. Geldi's own personal availability and employment status. For example, if we are unable to identify or to adequately compensate an employee or consultant to provide services, Mr. Geldi may determine that it is in our best interest for him to perform other services and to receive a salary commensurate with that work. In any case, Mr. Geldi expects to receive compensation that is in keeping with the size of the Company and the market value of any services he may provide to the Company from time to time, such as day to day management of the Company's business, technical consulting or otherwise. Such compensation may range in value from $35,000 per year to $100,000 dollars per year or more. Nevertheless, because all decisions regarding the determination of Mr. Geldi's compensation will be made exclusively by him, there is no assurance that his compensation will be in keeping with the market value of his services, or in keeping with the best interests or the Company or its shareholders.

We do not believe, at this point, Mr. Geldi has any conflicts of interest in this business.

                      COMMITTEES OF THE BOARD OF DIRECTORS

Our Sole Director has not established any committees, including an Audit Committee, a Compensation Committee or a Nominating Committee, any committee performing a similar function. The functions of those committees are being undertaken by our sole director. Because we do not have any independent directors, our sole director believes that the establishment of committees of the Board would not provide any benefits to our company and could be considered more form than substance.

We do not have a policy regarding the consideration of any director candidates that may be recommended by our stockholders, including the minimum qualifications for director candidates, nor has our sole director established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our stockholders, including the procedures to be followed. Our sole director has not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our Board of Directors. Given our relative size and lack of directors and officers insurance coverage, we do not anticipate that any of our stockholders will make such a recommendation in the near future.

While there have been no nominations of additional directors proposed, in the event such a proposal is made, all current members of our Board will participate in the consideration of director nominees.

Our Sole Director is not an "audit committee financial expert" within the meaning of Item 401(e) of Regulation S-K. In general, an "audit committee financial expert" is an individual member of the audit committee or Board of Directors who:

   o understands generally accepted accounting principles and financial statements;

   o is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves;

   o has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to our financial statements;

   o  understands internal controls over financial reporting; and

   o  understands audit committee functions.

Our Board of Directors is comprised of solely of Mr. Geldi, who was integral to our formation and who is involved in our day to day operations. While we would prefer to have an audit committee financial expert on our board of directors, Mr. Geldi, does not have a professional background in finance or accounting. As with most small, early stage companies until such time our company further develops its business, achieves a stronger revenue base and has sufficient working capital to purchase directors and officers insurance, the Company does not have any immediate prospects to attract independent directors. When the Company is able to expand our Board of Directors to include one or more independent directors, the Company intends to establish an Audit Committee of our Board of Directors. It is our intention that one or more of these independent directors will also qualify as an audit committee financial expert. Our securities are not quoted on an exchange that has requirements that a majority of our Board members be independent and the Company is not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include "independent" directors, nor are we required to establish or maintain an Audit Committee or other committee of our Board of Directors.

WE DO NOT HAVE ANY INDEPENDENT DIRECTORS AND THE COMPANY HAS NOT VOLUNTARILY IMPLEMENTED VARIOUS CORPORATE GOVERNANCE MEASURES, IN THE ABSENCE OF WHICH, STOCKHOLDERS MAY HAVE MORE LIMITED PROTECTIONS AGAINST INTERESTED DIRECTOR TRANSACTIONS, CONFLICTS OF INTEREST AND SIMILAR MATTERS.

Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors' independence, audit committee oversight, and the adoption of a code of ethics. Our Board of Directors is comprised of one individual who is also our executive officer. Our executive officer makes decisions on all significant corporate matters such as the approval of terms of the compensation of our executive officer and the oversight of the accounting functions.

Although we have adopted a Code of Ethics and Business Conduct, we have not yet adopted any of these other corporate governance measures and, since our securities are not yet listed on a national securities exchange, we are not required to do so. We have not adopted corporate governance measures such as an audit or other independent committees of our board of directors as we presently do not have any independent directors. If we expand our board membership in future periods to include additional independent directors, we may seek to establish an audit and other committees of our board of directors. It is possible that if our Board of Directors included independent directors and if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

                             EXECUTIVE COMPENSATION

We have made no provisions for paying cash or non-cash compensation to our sole officer and director. No salaries are being paid at the present time, no salaries or other compensation were paid in cash, or otherwise, for services performed prior to August 4, 2010, our date of inception, and no compensation will be paid unless and until our operations generate sufficient cash flows.

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officer for all services rendered in all capacities to us for the period from inception August 4, 2010 through August 31, 2010.

                                   SUMMARY COMPENSATION TABLE
                                                                 Changes in
                                                               Pension Value
                                                  Non-Equity        And
                                                   Incentive   Non Qualified
Name and                         Stock   Option      Plan         Deferred
principal         Salary  Bonus  Awards  Awards  Compensation   Compensation   All Other    Total
position    Year   ($)     ($)    ($)     ($)         ($)       Earnings ($)  Compensation   ($)
----------  ----  ------  -----  ------  ------  ------------  -------------  ------------  -----
John J      2010    0       0      0       0           0             0              0         0
Geldi, Jr.
President,
Principal
Financial
Officer,
Director

We have not paid any salaries to our sole officer and director as of the date of this Prospectus. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and director other than as described herein.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of August 31, 2010.

                                      OPTION AWARDS                                                STOCK AWARDS
            -----------------------------------------------------------------  -----------------------------------------------
                                                                                                                     Equity
                                                                                                       Equity      Incentive
                                                                                                     Incentive    Plan Awards:
                                                                                Number    Market    Plan Awards:   Market or
                                            Equity                                of     Value of    Number of    Payout Value
                                        Incentive Plan                          Shares   Shares or    Unearned    of Unearned
             Number of     Number of    Awards: Number                         or Units  Units of     Shares,       Shares,
            Securities     Securities    of Securities                         of Stock    Stock      Units or      Units or
            Underlying     Underlying     Underlying                             That    That Have  Other Rights  Other Rights
            Unexercised   Unexercised     Unexercised     Option     Option    Have Not     Not      That Have     That Have
            Option (#)    Options (#)      Unearned      Exercise  Expiration   Vested    Vested     Not Vested    Not Vested
   Name     Exercisable  Unexercisable    Options (#)   Price ($)     Date       (#)        ($)         (#)           (#)
----------  -----------  -------------  --------------  ---------  ----------  --------  ---------  ------------  ------------
John J.          -             -               -            -           -          -         -            -             -
Geldi, Jr.

There were no grants of stock options from inception to the date of this Prospectus.

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance. Our Sole Director has not adopted a stock option plan. We have no plans to adopt a stock option plan, but may choose to do so in the future. If such a plan is adopted, this may be administered by the board or a committee appointed by the board (the "Committee"). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not impair any rights under any option previously granted. We may develop an incentive based stock option plan for our officers and directors and may reserve up to 10% of our outstanding shares of common stock for that purpose.

OPTIONS GRANTS DURING THE LAST FISCAL YEAR / STOCK OPTION PLANS

We do not currently have a stock option plan in favor of any director, officer, consultant or employee of our company. No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to our sole director and officer since our inception; accordingly, no stock options have been granted or exercised by our sole director and officer since we were founded.

AGGREGATED OPTIONS EXERCISES IN LAST FISCAL YEAR

No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to our sole director and officer since our inception; accordingly, no stock options have been granted or exercised by our sole director and officer since we were founded.

LONG-TERM INCENTIVE PLANS AND AWARDS

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance. No individual grants or agreements regarding future payouts under non-stock price-based plans have been made to our sole director and officer or any employee or consultant since our inception; accordingly, no future payouts under non-stock price-based plans or agreements have been granted or entered into or exercised by our sole director and officer or employees or consultants since we were founded.

COMPENSATION OF DIRECTORS

Our Sole Director is not compensated by us for acting as such. He is reimbursed for reasonable out-of-pocket expenses incurred. There are no arrangements pursuant to which our sole director is or will be compensated in the future for any services provided as a director.

We do not have any agreements for compensating our directors for their services in their capacity as directors, although such directors are expected in the future to receive stock options to purchase shares of our common stock as awarded by our board of directors.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT, CHANGE-IN-CONTROL ARRANGEMENTS

There are no employment contracts or other contracts or arrangements with our officers or directors other than those disclosed in this report. There are no compensation plans or arrangements, including payments to be made by us, with respect to Mr. Geldi, that would result from her resignation, retirement or any other termination. There are no arrangements for directors, officers or employees that would result from a change-in-control.

INDEBTEDNESS OF DIRECTORS, SENIOR OFFICERS, EXECUTIVE OFFICERS AND OTHER MANAGEMENT

Neither our sole officer and director nor any associate or affiliate of our company during the last two fiscal years is or has been indebted to our company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

DIRECTOR COMPENSATION

The table below summarizes all compensation awarded to, earned by, or paid to our sole director for all services rendered in all capacities to us for the period from inception August 4, 2010 through August 31, 2010.

                                    DIRECTOR COMPENSATION
                                                            Changes in
                                                           Pension Value
                                                                and
                     Fees                     Non-Equity   Non-Qualified
                    Earned                    Incentive      Deferred
                    or Paid   Stock  Option      Plan      Compensation    All Other
                    in Cash  Awards  Awards  Compensation    Earnings     Compensation  Total
Name                  ($)      ($)     ($)        ($)           ($)           ($)        ($)
------------------  -------  ------  ------  ------------  -------------  ------------  -----
John J. Geldi, Jr.     0        0       0          0             0             0          0

At this time, we have not entered into any employment agreements with our sole officer and director. If there is sufficient cash flow available from our future operations, we may enter into employment agreements with our sole officer and director or future key staff members.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our sole officer and director, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

                   Name and Address of       Amount and Nature of     Percent of
Title of Class     Owner [1]                 Ownership                Class [2]
--------------     ---------------------     --------------------     ----------

Common Stock       John J. Geldi, Jr.             9,000,000              100%
                   172 Yacht Harbor Dr.
                   Osprey, FL 34229

                   All Officers and               9,000,000              100%
                   Directors as a Group
                   (1 person)

[1] The person named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended. Mr. Geldi is the only "promoter" of our company. Mr. Geldi is also our sole officer and director.

[2] Based on 9,000,000 shares issued and outstanding as of the date of this prospectus

CHANGE IN CONTROL

We are not aware of any arrangement that might result in a change in control of our company in the future.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On August 4, 2010 we issued 9,000,000 shares of our common stock to our sole officer and director at $0.001 per share for aggregate proceeds of $9,000.

There have been no other transactions since our audit date, August 31, 2010, or any currently proposed transactions in which we are, or plan to be, a participant and in which any related person had or will have a direct or indirect material interest.

DIRECTOR INDEPENDENCE

We intend to have our Securities quoted on the OTC Bulletin Board which does not have any director independence requirements. Once we engage further directors and officers, we plan to develop a definition of independence and scrutinize our Board of Directors with regard to this definition.

LEGAL PROCEEDINGS

We know of no material, active or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceedings or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered beneficial shareholder are an adverse party or has a material interest adverse to us.

We intend to furnish annual reports to stockholders, which will include audited financial statements reported on by our Certified Public Accountants. In addition, we will issue unaudited quarterly or other interim reports to stockholders, as we deem appropriate or required by applicable securities regulations.

           DISCLOSURE OF COMMISSION'S POSITION ON INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

Our Bylaws do not provide a provision that we will indemnify our directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or control persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                          REPORTS TO SECURITY HOLDERS

We are not required to deliver an annual report to our stockholders but will voluntarily send an annual report, together with our annual audited financial statements. Any Securities and Exchange Commission filings that we do file will be available to the public over the internet at the SEC's website at http://www.sec.gov. The public may read and copy any materials filed by us with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We are an electronic filer. The SEC maintains an internet site that

          CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
                            AND FINANCIAL DISCLOSURE

Peter Messineo, CPA, has audited our Financial Statements for the period from August 4, 2010 (date of inception) through August 31, 2010 and to the extent set forth in its report, which are included herein in reliance upon the authority of said firm as experts in accounting and auditing. There were no disagreements related to accounting principles or practices, financial statement disclosure, internal controls or auditing scope or procedure during the past fiscal years and interim period.

                      CODE OF BUSINESS CONDUCT AND ETHICS

On August 4, 2010 we adopted a Code of Ethics and Business Conduct which is applicable to our employees and which also includes a Code of Ethics for our CEO and principal financial officers and persons performing similar functions. A code of ethics is a written standard designed to deter wrongdoing and to promote

   o  honest and ethical conduct,

   o full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements,

   o  compliance with applicable laws, rules and regulations,

   o  the prompt reporting violation of the code, and

   o  accountability for adherence to the code.

A copy of our Code of Business Conduct and Ethics has been filed with the Securities and Exchange Commission as an exhibit to this S-1 filing. Any person desiring a copy of the Code of Business Conduct and Ethics, can obtain one by going to Edgar and looking at the attachments to our this S-1 filing.

                      WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549, under the Securities Act of 1933 a registration statement on Form S-1 of which this prospectus is a part, with respect to the common shares offered hereby. We have not included in this prospectus all the information contained in the registration statement, and you should refer to the registration statement and our exhibits for further information.

In the Registration Statement, certain items of which are contained in exhibits and schedules as permitted by the rules and regulations of the Securities and Exchange Commission. You can obtain a copy of the Registration Statement from the Securities and Exchange Commission by mail from the Public Reference Room of the Securities and Exchange Commission at 100 F Street, NE, Washington, D.C. 20549, at prescribed rates. In addition, the Securities and Exchange Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The Securities and Exchange Commission's telephone number is 1-800-SEC-0330 (1-800-732-0330). These SEC filings are also available to the public from commercial document retrieval services.

You should rely only on the information contained in this prospectus. No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by INNOVO INC. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

                     DEALER PROSPECTUS DELIVERY OBLIGATION

Until a date, which is 90 days after the date of this prospectus, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                              STOCK TRANSFER AGENT

We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such a time a transfer agent is retained, we will act as our own transfer agent.

              PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS

                    RECENT SALES OF UNREGISTERED SECURITIES

During the last three fiscal years we have had the following issuances of unregistered securities:

   o In August 4, of 2010, we issued 9,000,000 shares to Mr. John J. Geldi, Jr., the Company's founder, in exchange for cash of $9,000. We relied upon Section 4(2) of the Securities Act, which exempts from registration "transactions by an issuer not involving any public offering

It is our belief Mr. Geldi, had such knowledge and experience in financial and business matters that he was capable of evaluating the merits and risks of the investment and therefore did not need the protections offered by registering their shares under Securities and Act of 1933, as amended. Mr. Geldi, certified that he was purchasing the shares for their own accounts, with investment intent. This offering was not accompanied by general advertisement or general solicitation and the shares were issued with a Rule 144 restrictive legend.

                  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The registrant will pay for all expenses incurred by this offering. Whether or not all of the offered shares are sold, these expenses are estimated as follows:


Securities and Exchange Commission registration fee.................    $      4
Federal Taxes.......................................................    $      -
State Taxes and Fees................................................    $      -
Listing Fees........................................................    $      -
Printing Fees.......................................................    $    246
Transfer Agent Fees.................................................    $  1,750
Accounting fees and expenses........................................    $  2,500
Legal fees and expenses.............................................    $  4,000
                                                                        --------
TOTAL ..............................................................    $  8,500
                                                                        ========

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under our Articles of Incorporation and Bylaws of the corporation, we do not indemnify any officer or director who is made a party to any proceeding, including a lawsuit, because of his position.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Florida law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

                                    EXHIBITS

The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation K. All exhibits have been previously filed unless otherwise noted.

EXHIBIT NO.      DOCUMENT DESCRIPTION
-----------      --------------------
3.1              Articles of Incorporation of INNOVO INC.*
3.2              Bylaws of INNOVO INC.*
4.1              Specimen Stock Certificate of INNOVO INC.*
5.1              Opinion of Legal Counsel.
14.1             Code of Ethics.*
23.1             Consent of Accountants.
23.2             Consent of Counsel. (included in Exhibit 5.1)
99.1             Subscription Agreement of INNOVO INC.*
---------
* previously filed

                                  UNDERTAKINGS

The registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That for the purpose of determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

4. That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

      (i) Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

      (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

      (iii) The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

      (iv) Any other communication that is an offer in the offering made by the registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Osprey, Florida, on December 29, 2010.

                                        INNOVO INC.

                                        By: /s/ John J. Geldi, Jr.
                                            ----------------------
                                            John J. Geldi, Jr.
                                            President, Chief Executive Officer,
                                            Chief Financial Officer, Principal
                                            Accounting Officer, Secretary,
                                            Treasurer, Director


In accordance with the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.


      SIGNATURES                        TITLE                         DATE
----------------------   -----------------------------------   -----------------

/s/ John J. Geldi, Jr.   President, Chief Executive Officer,   December 29, 2010
----------------------   Chief Financial Officer, Principal
John J. Geldi, Jr.       Accounting Officer, Secretary,
                         Treasurer, Director